                                                                   EXHIBIT 10.26

                                 LOAN AGREEMENT


                                      AMONG


                          CHARTER COMMUNICATIONS, L.P.,
                        CHARTER COMMUNICATIONS II, L.P.,
                      CHARTER COMMUNICATIONS III, L.P. and
                     PEACHTREE CABLE TV, INC., AS BORROWERS;


                           TD SECURITIES (USA), INC.,
                       PNC BANK, NATIONAL ASSOCIATION and
              CREDIT LYONNAIS NEW YORK BRANCH, AS ARRANGING AGENTS;


                       CREDIT LYONNAIS NEW YORK BRANCH and
              PNC BANK, NATIONAL ASSOCIATION AS SYNDICATION AGENTS;


                          THE LENDERS SIGNATORY HERETO;

                                       AND


                         TORONTO DOMINION (TEXAS), INC.,
                             AS ADMINISTRATIVE AGENT


                            Dated as of June 1, 1998


                     Powell, Goldstein, Frazer & Murphy LLP
                                Atlanta, Georgia

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE 1 DEFINITIONS..........................................................................1

ARTICLE 2 LOANS...............................................................................20
 2.1    The Loans.............................................................................20
 2.2    Manner of Borrowing and Disbursement..................................................21
 2.3    Interest..............................................................................24
 2.4    Commitment Fees.......................................................................26
 2.5    Facility A Commitment Reduction.......................................................26
 2.6    Prepayment............................................................................28
 2.7    Repayment.............................................................................28
 2.8    Notes; Loan Accounts..................................................................31
 2.9    Manner of Payment.....................................................................32
 2.10   Reimbursement.........................................................................34
 2.11   Pro Rata Treatment....................................................................34
 2.12   Capital Adequacy......................................................................35

ARTICLE 3 CONDITIONS PRECEDENT................................................................36

 3.1    Conditions Precedent to Effectiveness.................................................36
 3.2    Conditions Precedent to Each Advance..................................................38

ARTICLE 4 REPRESENTATIONS AND WARRANTIES......................................................40

 4.1    Representations and Warranties........................................................40
 4.2    Survival of Representations and Warranties, etc.......................................46

ARTICLE 5 GENERAL COVENANTS...................................................................46

 5.1    Preservation of Existence and Similar Matters.........................................47
 5.2    Business; Compliance with Applicable Law..............................................47
 5.3    Maintenance of Properties.............................................................47
 5.4    Accounting Methods and Financial Records..............................................47
 5.5    Insurance.............................................................................47
 5.6    Payment of Taxes and Claims...........................................................48
 5.7    Visits and Inspections................................................................49
 5.8    Payment of Indebtedness; Loans........................................................49
 5.9    Use of Proceeds.......................................................................49
 5.10   Management Services...................................................................49
 5.11   Indemnity.............................................................................49
 5.12   Interest Rate Hedging.................................................................50
 5.13   Payment of Wages......................................................................50
 5.14   Covenants Regarding Formation of Subsidiaries and Acquisitions........................50
 5.15   Further Assurances....................................................................51

 5.16   Year 2000 Compliance..................................................................52
 5.17   LaGrange Sale-Leaseback...............................................................52

ARTICLE 6 INFORMATION COVENANTS...............................................................52

 6.1    Quarterly Financial Statements and Information........................................52
 6.2    Annual Financial Statements and Information; Certificate of No Default................52
 6.3    Monthly Operating Reports.............................................................53
 6.4    Performance Certificates..............................................................53
 6.5    Copies of Other Reports...............................................................54
 6.6    Notice of Litigation and Other Matters................................................54

ARTICLE 7 NEGATIVE COVENANTS..................................................................56

  7.1   Indebtedness of the Borrower..........................................................56
  7.2   Limitation on Liens...................................................................57
  7.3   Amendment and Waiver..................................................................57
  7.4   Liquidation, Change in Ownership, Disposition or Acquisition of Assets................57
  7.5   Limitation on Guaranties..............................................................58
  7.6   Investments...........................................................................58
  7.7   Restricted Payments and Purchases.....................................................59
  7.8   Total Debt to Annualized Operating Cash Flow Ratio....................................60
  7.9   Annualized Operating Cash Flow to Fixed Charges Ratio.................................60
  7.10  Annualized Operating Cash Flow to Pro Forma Debt Service..............................60
  7.11  Affiliate Transactions................................................................61
  7.12  Real Estate...........................................................................61
  7.13  Limitation on Leases..................................................................61
  7.14  ERISA Liabilities.....................................................................62
  7.15  Capital Expenditures..................................................................62

ARTICLE 8 DEFAULT.............................................................................62

  8.1   Events of Default.....................................................................62
  8.2   Remedies..............................................................................66

ARTICLE 9 THE AGENTS..........................................................................67

 9.1    Appointment and Authorization.........................................................67
 9.2    Interest Holders......................................................................67
 9.3    Consultation with Counsel.............................................................68
 9.4    Documents.............................................................................68
 9.5    Administrative Agent and Affiliates...................................................68
 9.6    Responsibility of the Administrative Agent............................................68
 9.7    Collateral............................................................................68
 9.8    Action by Administrative Agent........................................................69
 9.9    Notice of Default or Event of Default.................................................69
 9.10   Responsibility Disclaimed.............................................................70

 9.11   Indemnification.......................................................................70
 9.12   Credit Decision.......................................................................70
 9.13   Successor Agents......................................................................71
 9.14   Agent.................................................................................71

ARTICLE 10 CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES...................................72

 10.1   LIBOR Basis Determination Inadequate or Unfair........................................72
 10.2   Illegality............................................................................72
 10.3   Increased Costs.......................................................................73
 10.4   Effects on Other Advances.............................................................74
 10.5   Claims for Increased Costs and Taxes..................................................74
 10.6   No Obligation to Match Fund...........................................................74

ARTICLE 11 MISCELLANEOUS......................................................................75

 11.1   Notices...............................................................................75
 11.2   Expenses..............................................................................77
 11.3   Waivers...............................................................................77
 11.4   Set-Off...............................................................................78
 11.5   Assignment............................................................................78
 11.6   Accounting Principles.................................................................80
 11.7   Counterparts..........................................................................80
 11.8   Governing Law.........................................................................80
 11.9   Severability..........................................................................80
 11.10  Interest..............................................................................81
 11.11  Headings..............................................................................81
 11.12  Amendment and Waiver..................................................................81
 11.13  Entire Agreement......................................................................81
 11.14  Other Relationships...................................................................82
 11.15  Recourse to Limited Partners..........................................................82

ARTICLE 12 WAIVER OF JURY TRIAL...............................................................82

 12.1   Waiver of Jury Trial..................................................................82

                                    EXHIBITS

Exhibit A         -        Form of Assignment of General Partner Interests
Exhibit B         -        Form of Assignment of Limited Partner Interests
Exhibit C         -        Form of Certificate of Financial Condition
Exhibit D         -        Form of Stock Pledge Agreement
Exhibit E         -        Form of Co-Borrower Guaranty
Exhibit F         -        Form of Co-Borrower Security Agreement
Exhibit G         -        Form of Facility A Note
Exhibit H         -        Form of Facility B Note
Exhibit I         -        Form of Facility C Note
Exhibit J         -        Form of Request for Advance
Exhibit K         -        Form of Subordination of Management Fees Agreement
Exhibit L         -        Form of Subsidiary Guaranty
Exhibit M         -        Form of Subsidiary Pledge Agreement
Exhibit N         -        Form of Subsidiary Security Agreement
Exhibit O         -        Form of Borrower Loan Certificate
Exhibit P         -        Form of Limited Partner Loan Certificate
Exhibit Q         -        Form of Loan Certificate of CCP-III, Inc.
Exhibit R         -        Form of Monthly Operating Report
Exhibit S         -        Form of Assignment and Assumption Agreement


                                    SCHEDULES

Schedule 1                    -    Licenses
Schedule 2                    -    Pole Agreements
Schedule 4.1(c)               -    Subsidiaries
Schedule 4.1(f)               -    Competitors Overbuilding
Schedule 4.1(h)               -    Lien Search Results and Real Estate
Schedule 4.1(i)               -    Litigation
Schedule 4.1(r)               -    Agreements with Affiliates
Schedule 5.9                  -    Indebtedness for Money Borrowed Being
                                   Refinanced
Schedule 11.1(a)              -    Lenders' Notice Addresses

         THIS LOAN AGREEMENT is made as of the 1st day of June, 1998, by and among CHARTER COMMUNICATIONS, L.P., CHARTER COMMUNICATIONS II, L.P., CHARTER COMMUNICATIONS III, L.P. and PEACHTREE CABLE TV, INC., as Borrowers, the financial institutions defined as "Lenders" herein and whose names appear on the signature pages hereof; the Arranging Agents (as defined herein) and TORONTO DOMINION (TEXAS), INC., as Administrative Agent for itself and on behalf of the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested and the Lenders have severally agreed, subject to the terms and conditions set forth herein, to make available to the Borrowers on a joint and several basis, a revolving credit facility in the amount of $290,000,000, a term credit facility in the amount of $200,000,000, and a term credit facility in the amount of $150,000,000;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:


                                    ARTICLE 1

                                   Definitions

         For the purposes of this Agreement:

         "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by any Borrower, or any Subsidiaries of any Borrower, of any other Person, which Person shall then become consolidated with any Borrower or any such Subsidiary in accordance with GAAP, (ii) any acquisition by any Borrower or any Subsidiary of any Borrower of all or any substantial part of the assets of any other Person, or (iii) any acquisition by any Borrower or any Subsidiary of any Borrower of any material License or any assets not in the ordinary course of business.

         "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., a Delaware corporation, acting as administrative agent for the Arranging Agents and the Lenders.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at Toronto Dominion (Texas), Inc., 909 Fannin, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section
11.1 of this Agreement.

         "Advance" or "Advances" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, any Borrower or any General Partner. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than five percent (5%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and "controlling" and "controlled" shall have the meanings correlative thereto.

         "Agreement" shall mean this Agreement.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "Annualized Operating Cash Flow" shall mean an amount equal to Operating Cash Flow of the Borrowers for the applicable three calendar month period, times four (4).

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Federal Communications Act of 1934 and Title 47 of the United States Code, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

         "Arranging Agents" shall mean TD Securities (USA), Inc., PNC Bank, National Association, and Credit Lyonnais New York Branch; and "Arranging Agent" shall mean any one of the foregoing Arranging Agents.

         "Assignment of General Partner Interests" shall mean that certain Assignment of General Partner Interests dated as of the Agreement Date, by and among each General Partner, and the Administrative Agent, substantially in the form of Exhibit A attached hereto, whereby, among other things, each General Partner assigns to the Administrative Agent, for itself and on behalf of the Lenders, all of their respective general partner interests in the Borrowers, as Collateral for the Obligations.

         "Assignment of Limited Partner Interests" shall mean that certain Assignment of Limited Partner Interests dated as of the Agreement Date, by and among each Limited Partner and the Administrative Agent, substantially in the form of Exhibit B attached hereto, whereby, among other things, each Limited Partner assigns to the Administrative Agent, for itself and on behalf of the Lenders, all of its limited partner interests in the Borrowers, as Collateral for the Obligations.

         "Authorized Officer" shall mean any officer of any Borrower, or of any General Partner of a Borrower that is a limited partnership, holding the office of Vice President or above.

         "Authorized Signatory" shall mean such senior personnel of each Borrower as may be duly authorized and designated in writing by such Borrower to execute documents, agreements and instruments on behalf of such Borrower.

         "Base Rate" shall mean, at any time, the greater of (a) the rate of interest adopted by The Toronto-Dominion Bank, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank as its "prime rate," and
(b) the Federal Funds Rate, plus one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank.

         "Base Rate Advance" shall mean an Advance which any Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $100,000; provided, however, that a Base Rate Advance may be in an amount equal to the unused amount of the Commitment.

         "Base Rate Basis" shall mean a simple interest rate equal to the Base Rate, plus the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate and the Applicable Margin to account for such changes.

         "Basic Subscriber" shall mean a dwelling unit, including an apartment which is separately billed for cable television services within an apartment building, in respect of which any Borrower has in effect an agreement to provide one or more of the basic cable television subscription services offered by such Borrower and for which such Borrower has received at least one (1) full month's payment at the rate customarily charged by such Person within the applicable franchise area, except for those dwelling units for which payment is more than sixty (60) days past due, or for which notices of termination of service have been sent by such Borrower or by the customer. As to bulk subscribers, such as hotels, motels, and apartments, billed on a bulk basis, the number of Basic Subscribers for any Borrower shall be computed by dividing the monthly basic cable revenues received by such Borrower from any such bulk subscribers by the average monthly subscription price received by such Borrower from other Basic Subscribers within the portion of the System serving such bulk subscriber.

         "Borrower Agent" shall mean Charter-II LP in its capacity as Borrower Agent for the Borrowers hereunder. Each Borrower hereby irrevocably appoints Charter-II LP as its Borrower Agent for all purposes hereunder.

         "Borrowers" shall mean collectively, Charter LP, Charter-II LP, Charter-III LP, and PCTV; and "Borrower" shall mean any one of the foregoing Borrowers.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, St. Louis, Missouri, Houston, Texas and New York, New York, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase or construction of fixed assets, plant and equipment which are capitalized in accordance with GAAP.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "CCI" shall mean Charter Communications, Inc., a Delaware corporation.

         "Certificate of Financial Condition" shall mean a certificate of financial condition of the Borrowers substantially in the form of Exhibit C attached hereto, and signed by an Authorized Signatory of the Borrowers.

         "Change of Control" shall mean that neither Jerald L. Kent nor Barry L. Babcock shall be actively involved in the management of the business of the Borrowers, or that both Jerald L. Kent and Barry L. Babcock shall sell or assign (other than by way of a transfer for estate planning purposes) more than fifty percent (50%) of their ultimate beneficial ownership interest in the Borrowers; provided, however, that in the event of the death, disability or legal incapacity of both Jerald L. Kent and Barry L. Babcock, no "Change of Control" shall occur unless within one hundred eighty (180) days of such transfer the Borrowers shall have failed to provide the Lenders with a written proposal regarding the ongoing management of the Borrowers, including a list of the names of individuals proposed to be engaged in the senior management thereof, all in form and substance reasonably satisfactory to the Majority Lenders; and provided further, however, that Howard L. Wood shall be deemed under any circumstances to be a suitable individual to be engaged in the senior management of the Borrowers.

         "CharterComm" shall mean CharterComm Holdings, L.P., a Delaware limited partnership.

         "Charter LP" shall mean Charter Communications, L.P., a Delaware limited partnership.

         "Charter-II LP" shall mean Charter Communications II, L.P., a Delaware limited partnership.

         "Charter-III LP" shall mean Charter Communications III, L.P., a Delaware limited partnership.

         "Charter - III LP Pledge Agreement" shall mean that certain Charter - III LP Pledge Agreement dated as of the even date herewith made by Charter - III LP in favor of the Administrative Agent, for itself and on behalf of the Lenders, substantially in the form of Exhibit D attached hereto.

         "Charter Communications Group" shall mean Charter Communications Group, a Missouri general partnership.

         "Charter Holdings" shall mean Charter Communications Southeast Holdings, L.P., a Delaware limited partnership.

         "Charter Holdings Debentures" shall mean those certain Senior Secured Discount Debentures due 2007 issued jointly by Charter Holdings and Charter Communications Holdings Capital Corporation, a Delaware corporation, on March 15, 1996.

         "Co-Borrower Guarantees" shall mean that certain Co-Borrower Guaranty dated as of the even date herewith, in favor of the Administrative Agent, for itself and on behalf of the Lenders, given by each of (a) Charter LP, (b) Charter - II LP, (c) Charter - III LP and (d) PCTV, substantially in the form of Exhibit E attached hereto.

         "Co-Borrower Security Agreement" shall mean that certain Co-Borrower Security Agreement dated as of the even date herewith, by and among each of the Borrowers and the Administrative Agent, for itself and on behalf of the Lenders, substantially in the form of Exhibit F attached hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean any property of any kind constituting collateral for the Obligations under this Agreement or any of the Security Documents.

         "Commission" shall mean the Federal Communications Commission or any successor thereto.

         "Commitment" shall mean, collectively, the Facility A Commitment, the Facility B Commitment and the Facility C Commitment.

         "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make Advances to the Borrowers under the Facility A Commitment, the Facility B Commitment and the Facility C Commitment, as set forth below (together with dollar amounts) as of the date of this Agreement:

                                  Revolver                             Term                                    Term
                       ------------------------------      ------------------------------        ----------------------------------
                                        Dollar amount                       Dollar amount
                       Facility A            of             Facility B           of               Facility C       Dollar amount of
                       Commitment        Facility A         Commitment       Facility B           Commitment          Facility C
    Lenders               Ratio          Commitment            Ratio         Commitment              Ratio            Commitment
    -------               -----          ----------            -----         ----------              -----            ----------
Toronto Dominion
(Texas) Inc.         33.333333333%    $ 96,666,666.67     33.333333333%    $ 66,666,666.67      33.333333333%      $ 50,000,000.00

PNC Bank, National
Association          33.333333333%    $ 96,666,666.67     33.333333333%    $ 66,666,666.67      33.333333333%      $ 50,000,000.00

Credit Lyonnais
New York Branch      33.333333333%    $ 96,666,666.66     33.333333333%    $ 66,666,666.66      33.333333333%      $ 50,000,000.00
                     -------------    ---------------     -------------    ---------------      -------------      ---------------
Total                    100.0%       $290,000,000.00         100.0%       $200,000,000.00          100.0%         $150,000,000.00
-----                    ======       ===============         ======       ===============          ======         ===============

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary for such event to be an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to the Base Rate Basis (calculated using the otherwise applicable Applicable Margin for Base Rate Advances as set forth in Section 2.3(f) hereof), plus two percent (2%).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as amended thereafter from time to time.

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

         "Facility A Commitment" shall mean the several obligations of the Lenders to advance the aggregate sum of up to $290,000,000 (as the same may be reduced from time to time in accordance with the terms hereof) to the Borrowers in accordance with their respective Commitment Ratios and on the terms and conditions herein.

         "Facility A Loans" shall mean, collectively, the amounts advanced by the Lenders holding a Facility A Commitment to the Borrowers under the Facility A Commitment and which are evidenced by the Facility A Notes.

         "Facility A Maturity Date" shall mean June 30, 2007, or such earlier date as payment of the Facility A Loans shall be due (whether by acceleration or otherwise); provided, however, that in the event that on or prior to March 15, 2005, Southeast and Charter Holdings have not entered into definitive agreements reasonably satisfactory to the Majority Lenders to refinance all outstanding obligations under the Southeast Notes and the Charter Holdings Debentures , the Facility A Maturity Date shall be March 15, 2005.

         "Facility A Notes" shall mean those certain reducing revolving promissory notes in the aggregate principal amount of $290,000,000, one such note issued to each of the Lenders holding a Facility A Commitment, on a joint and several basis by the Borrowers, each one substantially in the form of Exhibit G attached hereto, and any extensions, renewals, amendments or substitutions to any of the foregoing.

         "Facility B Commitment" shall mean the obligation of the Lenders holding a Facility B Commitment to advance to the Borrowers on the Agreement Date $200,000,000, in accordance with their respective Facility B Commitment Ratios pursuant to the terms hereof.

         "Facility B Loans" shall mean, collectively, the amounts advanced by the Lenders holding a Facility B Commitment to the Borrowers under the Facility B Commitment and which are evidenced by the Facility B Notes.

         "Facility B Maturity Date" shall mean June 30, 2007, or such earlier date as payment of the Facility B Loans shall be due (whether by acceleration or otherwise); provided, however, that in the event that on or prior to March 15, 2005, Southeast and Charter Holdings have not entered into definitive agreements reasonably satisfactory to the Majority Lenders to refinance all outstanding obligations under the Southeast Notes and the Charter Holdings Debentures, the Facility B Maturity Date shall be March 15, 2005.

         "Facility B Notes" shall mean those certain term promissory notes in the aggregate principal amount of $200,000,000, one such note issued to each of the Lenders holding a Facility C Commitment on a joint and several basis by the Borrowers, each one substantially in the form of Exhibit H attached hereto, and any extensions, renewals, amendments or substitutions to any of the foregoing.

         "Facility C Commitment" shall mean the obligation of the Lenders holding a Facility C Commitment to advance to the Borrowers on the Agreement Date $150,000,000, in accordance with their respective Commitment Ratios pursuant to the terms hereof.

         "Facility C Loans" shall mean, collectively, the amounts advanced by the Lenders holding a Facility C Commitment to the Borrowers under the Facility C Commitment and which are evidenced by the Facility C Notes.

         "Facility C Maturity Date" shall mean December 31, 2007, or such earlier date as payment of the Facility C Loans shall be due (whether by acceleration or otherwise); provided, however, that in the event that on or prior to March 15, 2005, Southeast and Charter Holdings have not entered into a definitive agreement reasonably satisfactory to the Majority Lenders to refinance all outstanding obligations under the Southeast Notes and the Charter Holdings Debentures, the Facility C Maturity Date shall be March 15, 2005.

         "Facility C Notes" shall mean those certain term promissory notes in the aggregate principal amount of $150,000,000, one such note issued to each of the Lenders holding a Facility C Commitment, on a joint and several basis by the Borrowers, each one substantially in the form of Exhibit I attached hereto, and any extensions, renewals, amendments or substitutions to any of the foregoing.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fixed Charges" shall mean, with respect to the Borrowers on a combined and combining basis, as of any date, the sum of (a) Interest Expense for such period, (b) Capital Expenditures made during such period, (c) scheduled payments of principal made on its Indebtedness for Money Borrowed for such period to the extent paid, (d) income taxes paid during such period, (e) management fees paid to the Managers during such period, and (f) Restricted Payments made during such period.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

         "General Partners" shall mean (a) CCP One, Inc., a Delaware corporation, (b) CCP II, Inc., a Delaware corporation, and (c) CCP III, Inc., a Delaware corporation; and "General Partner" shall mean any one of the foregoing General Partners.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation or (b) any other agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, except (i) accounts payable which by their terms are less than sixty (60) days past due, (ii) items of partners' equity or capital stock or surplus or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all obligations of such Person under Interest Hedge Agreements.

         "Indebtedness for Money Borrowed" shall mean, with respect to any Person, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by the Borrowers, on a combined basis, and on a consolidated basis with respect to each Borrower and its respective Subsidiaries, with respect thereto, only the amount received, plus debt discount amortized as of the calculation date need be taken into account as Indebtedness for Money Borrowed.

         "Interest Expense" shall mean, for any period, the aggregate amount of all interest expense in respect of Indebtedness for Money Borrowed and the portion of payments under Capitalized Lease Obligations which constitutes imputed interest, in each case, of the Borrowers and their Subsidiaries during such period as determined in accordance with GAAP.

         "Interest Hedge Agreement" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Period" shall mean, (a) in connection with any Base Rate Advance, the period beginning on the date of such Advance is made and ending on the last day of the calendar quarter in which such Advance is made; provided, however, that if a Base Rate Advance is made on the last day of any such quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following such quarter; and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, with respect to LIBOR Advances only, (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would cause the Borrower to incur reimbursement obligations under Section 2.10 hereof in light of the Borrowers' scheduled repayment obligations under Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

         "Investment" shall mean any investment or loan by any of the Borrowers or any of their Subsidiaries in or to any Person which Person after giving effect to such investment or loan, is not consolidated with such Borrower and the Subsidiaries in accordance with GAAP.

         "LaGrange Sale-Leaseback" shall mean the transaction between Charter, LP and the LaGrange Development Authority of the City of LaGrange, Georgia (the "City") pursuant to which the City will purchase the cable television distribution plant, headend and real property inside the City of LaGrange from Charter, LP, and Charter, LP will enter into a long-term capital lease agreement with the LaGrange Development Authority for the use of certain spectrum provided by the cable television plant, headend and real property.

         "Lenders" shall mean those financial institutions whose names are set forth on the signature pages hereof as "Lenders" and any other Persons which hereafter become parties as Lenders hereto pursuant to and in accordance with
Section 11.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.

         "LIBOR" shall mean, for any Interest Period, the interest rate per annum equal to the offered rate for deposits in United States Dollars for an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrowers, which rate appears on the Reuter's Screen LIBO Page (or such other page as may replace that page in that service) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period; provided, that (i) if more than one such offered rate appears on the Reuter's Screen, LIBOR shall be the arithmetic average (rounded upward to the nearest one-one hundredth (1/100) of one percent (1%)) of such offered rates, or
(ii) if the Reuter's Screen is not available, LIBOR shall be the average offered to the Administrative Agent (or an affiliate thereof) by two (2) leading banks (rounded upward to the nearest one-one hundredth (1/100) of one percent (1%)) of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the London eurodollar interbank borrowing market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrowers.

         "LIBOR Advance" shall mean an Advance which any Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $100,000.

         "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6), nine
(9) and, subject to availability as determined by the Administrative Agent, twelve (12) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

         "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

         "Licenses" shall mean any rights, whether based upon any agreement, statute, ordinance or otherwise, granted by any governmental authority to any Borrower to own and operate cable television systems, described as of the Agreement Date on Schedule 1 attached hereto, and any other such rights subsequently obtained by any Borrower or any of their respective Subsidiaries, together with any amendment, modification or replacement with respect thereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Limited Partners" shall mean (a) Southeast and (b) Charter-II LP; and "Limited Partner" shall mean either of the foregoing Limited Partners.

         "Loans" shall mean, collectively, the Facility A Loans, the Facility B Loans and the Facility C Loans; and "Loan" shall mean any one of the foregoing Loans.

         "Loan Documents" shall mean, without limitation, this Agreement, the Notes, the Security Documents, all Requests for Advances, all Interest Hedge Agreements and reimbursement agreements with respect to letters of credit permitted under Section 7.1(g) hereof which are issued by a Lender, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Majority Lenders" shall mean, at any time, (a) if there are no Loans outstanding, Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%) of the aggregate amount of the Commitment Ratios of all Lenders under the Facility A Commitment, the Facility B Commitment and the Facility C Commitment, or (b) if there are Loans outstanding, Lenders the total of whose Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of the Loans outstanding hereunder.

         "Management Agreements" shall mean collectively, (i) that certain Management Agreement among CCI and Charter Holdings, whereby CCI agrees to serve as a manager for, and provide management services to, the Systems owned by the Borrowers and their

Subsidiaries, with such services to include advice regarding the business, properties and activities of the cable television systems; (ii) at certain Management Agreement between Charter Holdings and Southeast; (iii) that certain Management Agreement between Southeast and Charter-III, LP (also covering Charter-II, LP and PCTV); and (iv) that certain Management Agreement between Southeast and Charter, LP, in each case as amended from time to time.

         "Managers" shall mean, collectively, CCI, Charter Holdings and Southeast.

         "Materially Adverse Effect" shall mean any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers, on a combined basis, or upon the ability of the Borrowers and their Subsidiaries to construct, operate and maintain the System, taken as a whole, or to ensure performance under the Licenses, taken as a whole, this Agreement or any other Loan Document by the Borrowers resulting from any act, omission, situation, status, event or undertaking, either singly or taken together.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all material approvals and licenses from, and all material filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all material approvals, licenses, filings and registrations under the Federal Communications Act of 1934, necessary in order to enable the Borrowers and their Subsidiaries to acquire, construct, maintain and operate the System.

         "Net Income" shall mean, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer, or other disposition of the assets of any Borrower or any Subsidiary of any Borrower, the gross sales price for the assets being sold (including, without limitation, any payments received for non-competition covenants), net of (a) amounts reserved, if any, for taxes payable with respect to the sale, (b) reasonable and customary transaction costs payable by the Borrowers and their Subsidiaries, (c) contingencies with respect to such sale appropriately reserved for by the Borrowers and their Subsidiaries, and (d) until actually received by the Borrowers and their Subsidiaries, any portion of the sales price held in escrow or paid in installments.

         "Notes" shall mean, collectively, the Facility A Notes, the Facility B Notes and the Facility C Notes; and "Note" shall mean any one of the foregoing Notes.

         "Obligations" shall mean (a) all payment and performance obligations of the Borrowers and their Subsidiaries to the Lenders and the Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, (b) all payment and performance obligations of all obligors (other than the Borrowers and their Subsidiaries) to the Lenders and the Administrative Agent under the Loan Documents, as they may be amended from time to time, and (c) the obligation to pay an amount equal to the amount of any and all damage which the Lenders and the Administrative Agent may suffer by reason of a breach by any Borrower, any Subsidiary of any Borrower, or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         "Operating Cash Flow" shall mean, with respect to the Borrowers, on a combined and combining basis, without duplication, as of any date the difference between (a) the sum of (i) the Net Income for the most recently completed calendar quarter, and (ii) to the extent included in Net Income (A) Interest Expense, (B) depreciation, (C) amortization, (D) management fees, (E) taxes and
(F) other non-cash items, in each case, for the most recently completed calendar quarter, minus (b) extraordinary income (or loss) for the most recently completed calendar quarter, including gain or loss of assets, all as determined in accordance with GAAP. In the case of an Acquisition or disposition permitted hereunder, Operating Cash Flow of the Borrowers and their Subsidiaries for the applicable test period during which such Acquisition or disposition occurs shall be adjusted (A) to give effect to such Acquisition or disposition, as if such Acquisition or disposition had occurred on the first day of such test period, by excluding the Operating Cash Flow of such Acquisition or disposition during such test period prior to the date of such Acquisition or disposition and adding to the Operating Cash Flow of the Borrowers, if positive, or subtracting from such Operating Cash Flow, if negative, the product of (i) the actual Operating Cash Flow of such Acquisition or disposition for that portion of such test period from the date of such Acquisition or disposition to the last day of such period, multiplied by (ii) a fraction the numerator of which is the number of calendar days in such test period and the denominator of which is the number of days in such test period from and including the date of such Acquisition or disposition through the last day of such test period, and (B) by adding to the Operating Cash Flow of the Borrowers such expenses incurred by the Borrowers and their Subsidiaries as the Arranging Agents may agree relate to such Acquisition or disposition. For purposes of calculating Operating Cash Flow in connection with an Advance for any such Acquisition or disposition, Operating Cash Flow for the Borrowers and their Subsidiaries as of the last day of the immediately preceding calendar quarter shall include Operating Cash Flow for the Acquisition for the same period.

         "Partners" shall mean collectively, the General Partners and the Limited Partners of the Borrowers.

         "Partnership Agreement" shall mean (a) with respect to Charter LP, that certain Amended and Restated Limited Partnership Agreement dated as of March 28, 1996, as the same may be amended from time to time, (b) with respect to Charter-II LP, that certain Amended and Restated Limited Partnership Agreement dated as of March 28, 1996 and (c) with respect to Charter-III LP, that certain Amended and Restated Limited Partnership Agreement dated as of March 28, 1996.

         "Payment Date" shall mean the last day of any Interest Period.

         "PCTV" shall mean Peachtree Cable TV, Inc., a Nevada corporation and a wholly-owned Subsidiary of Charter-III LP.

         "Permitted Asset Swap" shall mean any sales, exchange or other disposition (whether such exchange is effected pursuant to a sale of securities or assets or otherwise) of any of the Systems (or any portion thereof) for cable television assets or Licenses located in, or in geographical areas contiguous to the geographical areas covered by, the System on terms and conditions reasonably acceptable to the Majority Lenders.

         "Permitted Liens" shall mean, as applied to any Person:

              (a) any Lien in favor of the Administrative Agent or the Lenders given to secure the Obligations;

              (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

              (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

              (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

              (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by the Federal Communications Act of 1934 and any regulations thereunder;

              (f) Liens created under Pole Agreements on cables and other property affixed to transmission poles;

              (g) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

              (h) Purchase money security interests which are perfected by operation of law only for a period not in excess of ten (10) days after the inception thereof and limited to Liens on assets so purchased;

              (i) Liens securing Indebtedness permitted under Section 7.1(e) hereof to the extent incurred in connection with the acquisition of any property or assets by any Borrower or any of such Borrower's Subsidiaries, and Liens securing Capitalized Lease Obligations permitted under Section 7.1(c) hereof; provided, however, that:

                   (1) such Lien shall attach only to the property or asset acquired in such transaction and the proceeds thereof and shall not extend to or cover any other assets or properties of such Borrower or any of its Subsidiaries; and

                   (2) the Indebtedness secured or covered by such Lien shall not exceed the cost of the asset or property acquired and shall not be renewed or extended by such Borrower or any of its Subsidiaries;

              (j) Liens securing Indebtedness permitted under Section 7.1(g) hereof to the extent that such Liens and Indebtedness are in favor of the Administrative Agent or any Lender (or any Affiliate thereof); and

              (k) Liens on certain assets of Charter L.P. in connection with the LaGrange Sale-Leaseback to the extent approved by the Arranging Agents.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained for employees of any Person or any affiliate of such Person.

         "Pole Agreements" shall mean any agreements between any Borrower or any of their Subsidiaries, on the one hand, and the parties referred to in Schedule 2 to this Agreement, as more particularly described therein, on the other hand, and any other agreement subsequently entered into by any Borrower or any of its Subsidiaries permitting any Borrower or any of its Subsidiaries to make use of the transmission poles or conduits of such parties in distributing its cable television signals.

         "Pro Forma Debt Service" shall mean, with respect to the Borrowers, on a combined and combining basis, for the four (4) calendar quarters following the calculation date, the sum of (a) Interest Expense for such period, (b) scheduled payments of principal during such period in respect of the Loans, (c) fees anticipated to be paid to the Managers during such period, and (d) distributions for such period to the extent contemplated and permitted by Section 7.7 hereof. For purposes of calculating Pro Forma Debt Service, Interest Expense with respect to the Loans shall be calculated using (i) the sum of (A) the rate of interest payable under any Interest Hedge Agreement relating to the Loans (but only with respect to the notional amount thereof) and (B) to the extent the Loans then outstanding exceed such notional amount, a rate of interest equal to the LIBOR Basis for an Interest Period of three (3) months as of the last day of the immediately preceding calendar quarter, applied to the principal amount of the Loans outstanding on such date in the case of calculations made pursuant to
Section 7.10(a) hereof, and (ii) the sum of (A) the rate of interest payable under any Interest Hedge Agreement relating to the Loans (but only with respect to the notional amount thereof) and (B) to the extent the Loans then outstanding exceed such notional amount, a rate of interest equal to the LIBOR Basis for an Interest Period of three (3) months, as of the date of the Advance, applied to the principal amount of the Loans outstanding after giving effect to any Advance hereunder in the case of calculations made pursuant to Section 7.10(b) hereof.

         "Replacement Notes" shall mean any Indebtedness for Money Borrowed issued by Southeast and/or Charter Holdings in exchange for, or the Net Proceeds of which are used to refinance or refund, the Charter Holdings Debentures and the Southeast Notes, in an amount not to exceed the refinanced or refunded amount plus reasonable transaction costs, fees and expenses not to exceed five percent (5%) of the amount refinanced or refunded and on terms and conditions satisfactory to the Majority Lenders.

         "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

         "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower Agent requesting an Advance hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit J attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance and, with respect to LIBOR Advances, the Interest Period selected by the requesting Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, and (c) specify the use of the proceeds of the Loans being requested.

         "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person on account of any general or limited partnership interest (whether common or preferred) in, or other equity securities of, any Borrower or in connection with any tax sharing agreement; (b) any management, consulting or other similar fees, or any interest thereon, payable by any Borrower, or any Subsidiary of any Borrower, to such Borrower's General Partner or any other Affiliate, or to any other Person, including, without limitation, payments to the Managers under the Management Agreement; and (c) any interest payment made with respect to, or any distribution made to Charter Holdings or Southeast for the purpose of making any interest payment with respect to, any Indebtedness or any other obligations of Charter Holdings and/or Southeast.

         "Restricted Purchase" shall mean any payment on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or other securities of, any Borrower.

         "scheduled payments of principal" shall mean, for any period, (a) with respect to the Facility B Loans and the Facility C Loans, the amounts required to be repaid hereunder during such period, and (b) with respect to the Facility A Loans, (i) for purposes of determining Fixed Charges, the excess, if any, of
(A) the highest amount of the Facility A Loans outstanding at any time during such period over (B) the amount of the Facility A Commitment on the last day of such period, and (ii) for purposes of determining Pro Forma Debt Service, the difference (to the extent positive) between (A) the Facility A Loans outstanding on the calculation date and (B) the Facility A Commitment on the last day of the period being tested.

         "Security Documents" shall mean each Assignment of General Partner Interests, each Assignment of Limited Partner Interests, each Co-Borrower Guaranty, the Charter - III LP Pledge Agreement, each Co-Borrower Security Agreement, the Subordination of Management Fees Agreement, each Subsidiary Guaranty, each Subsidiary Pledge Agreement, each Subsidiary Security Agreement and any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing Collateral for the Obligations.

         "Security Interest" shall mean all Liens in favor of the Administrative Agent for itself and on behalf of the Lenders, created under this Agreement or any of the Security Documents to secure the Obligations.

         "Southeast" shall mean Charter Communications Southeast L.P., a Delaware limited partnership.

         "Southeast Notes" shall mean those certain 11-1/4% Senior Notes due 2006 issued jointly by Southeast and Charter Communications Southeast Capital Corporation, a Delaware corporation, on March 15, 1996.

         "Subordination of Management Fees Agreement" shall mean that certain Subordination of Management Fees Agreement of even date herewith by and between the Managers and the Administrative Agent, for itself and on behalf of the Lenders, substantially in the form of Exhibit K attached hereto.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty dated as of even date herewith, in favor of the Administrative Agent, for itself and on behalf of the Lenders, given by each Subsidiary of any of the Borrowers, substantially in the form of Exhibit L hereof, and shall include any similar agreements executed pursuant to Section 5.14 hereof.

         "Subsidiary Pledge Agreement" shall mean that certain Subsidiary Pledge Agreement dated as of even date herewith made by each Subsidiary of any of the Borrowers having one or more of its own Subsidiaries, on the one hand, in favor of the Administrative Agent, for itself and on behalf of the Lenders, on the other hand, substantially in the form of Exhibit M hereof, and shall include any similar agreements executed pursuant to Section 5.14 hereof.

         "Subsidiary Security Agreement" shall mean that certain Subsidiary Security Agreement dated as of even date herewith between each of the Borrowers' Subsidiaries, on the one hand, and the Administrative Agent, for itself and on behalf of the Lenders, on the other hand, substantially in the form of Exhibit N hereof, and shall include any similar agreements executed pursuant to Section
5.14 hereof.

         "Syndication Agents" shall mean, collectively, Credit Lyonnais New York Branch and PNC Bank, National Association.

         "System" shall mean, collectively, the cable television systems now owned by any Borrower, or any Subsidiary of any Borrower or hereafter acquired by such persons, in accordance with the terms and conditions of this Agreement.

         "Total Debt" shall mean, for the Borrowers on a combined and combining basis, as of any date, the sum of (without duplication) (a) Indebtedness for Money Borrowed, plus (b) Capitalized Lease Obligations, plus (c) obligations under Guarantees in respect of Indebtedness for Money Borrowed and Capitalized Lease Obligations of any other Person.

         Each definition of an agreement in this Article 1 shall include such agreement as amended from time to time with the prior written consent of the Majority Lenders, except as provided in Section 11.12 hereof.


                                    ARTICLE 2

                                      Loans

         Section 2.1    The Loans.

                (a) Facility A Loans. The Lenders holding Facility A Commitments hereby agree, severally in accordance with their respective Facility A Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers from time to time an aggregate amount not to exceed at any one time outstanding the Facility A Commitment as in effect from time to time. Subject to the terms and conditions hereof, Advances under the Facility A Commitment may be repaid and reborrowed from time to time on a revolving basis. The Borrowers hereby agree that all amounts advanced under the Facility A Commitment shall be joint and several obligations of the Borrowers.

                (b) Facility B Loans. The Lenders holding Facility B Commitments hereby agree, severally in accordance with their respective Facility B Commitment Ratios, and not jointly, upon terms and subject to the conditions in this Agreement to lend to the Borrowers on the Agreement Date an amount not to exceed the Facility B Commitment. Subject to the terms and conditions hereof, Advances under the Facility B Commitment may be repaid and reborrowed to effect a change in the Interest Rate Basis or the Interest Periods relating thereto; provided, however, that there shall be no increase in the principal amount outstanding under the Facility B Notes. The Borrowers hereby agree that all amounts advanced under the Facility B Commitment shall be joint and several obligations of the Borrowers.

                (c) Facility C Loans. The Lenders holding Facility C Commitments hereby agree, severally in accordance with their respective Facility C Commitment Ratios, and not jointly, upon terms and subject to the conditions in this Agreement to lend to the Borrowers on the Agreement Date an amount not to exceed the Facility C Commitment. Subject to the terms and conditions hereof, Advances under the Facility C Commitment may be repaid and reborrowed to effect a change in the Interest Rate Basis or the Interest Periods relating thereto; provided, however, that there shall be no increase in the principal amount outstanding under the Facility B Notes. The Borrowers hereby agree that all amounts advanced under the Facility C Commitment shall be joint and several obligations of the Borrowers.

         Section 2.2    Manner of Borrowing and Disbursement.

                (a) Choice of Interest Rate, Etc. All requests for Advances hereunder shall be by the Borrower Agent, for itself and on behalf of the other Borrowers. Any Advance shall, at the option of the Borrower Agent as provided in
Section 2.2 hereof, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that no Borrower may receive a LIBOR Advance after the occurrence and during the continuance of a Default hereunder. LIBOR Advances shall in all cases be subject to Section 2.3(e) and Article 10 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Houston, Texas time) in order for such Business Day to count toward the minimum number of Business Days required.

                (b)     Base Rate Advances.

                        (i) Advances. The Borrower Agent shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable written notice in the form of a Request for Advance, or telecopied notice followed immediately by an original Request for Advance; provided, however, that the Borrower Agent's failure to confirm any telecopied notice with an original Request for Advance shall not invalidate any notice so given.

                        (ii) Repayments and Reborrowings. Subject to the provisions of Section 2.3(e) hereof, a Borrower (directly or through the Borrower Agent) may repay or prepay a Base Rate Advance without regard to its Payment Date and (A) upon at least one (1) Business Day's irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the applicable Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

                (c)     LIBOR Advances.

                        (i) Advances. Upon request, the Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower Agent of such LIBOR Bases to apply for the applicable LIBOR Advance. The Borrower Agent shall give the Administrative Agent in the case of LIBOR Advances at least three
         (3) Business Days' irrevocable written notice in the form of a Request for Advance, or telecopied notice followed immediately by an original Request for Advance; provided, however, that the Borrower Agent's failure to confirm any telecopied notice with an original Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower Agent, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                        (ii) Repayments and Reborrowings. At least three (3) Business Days prior to each Payment Date for a LIBOR Advance, the Borrower Agent shall give the Administrative Agent written notice specifying whether all or a portion of any LIBOR Advance outstanding on the Payment Date (A) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (B) is to be repaid and then reborrowed in whole or in part as one or more Base Rate Advances, or (C) is to be repaid and not reborrowed. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from a Borrower or the Borrower Agent with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each applicable Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (Houston, Texas time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the Advance in immediately available funds.

                (e)     Disbursement.

                        (i) Prior to 1:00 p.m. (Houston, Texas time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders (or as otherwise provided below) in like funds by (A) transferring the amounts so made available (or as otherwise provided below) by wire transfer pursuant to the requesting Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available (or as otherwise provided below) to the account of the requesting Borrower maintained with the Administrative Agent.

                        (ii) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such borrowing and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the requesting Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate.

                        (iii) If such Lender shall repay to the
         Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                        (iv) In the event that, at any time when there is no Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrowers), or all other Lenders have received payment in full from the Borrowers (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrowers, the Administrative Agent or the other Lenders in respect of its Loans.

         Section 2.3    Interest.

                (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Facility A Maturity Date, the Facility B Maturity Date, and the Facility C Maturity Date, as applicable.

                (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on each three-month anniversary of the date of such LIBOR Advance during such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Facility A Maturity Date, the Facility B Maturity Date, and the Facility C Maturity Date, as applicable.

                (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded and the Administrative Agent has used reasonable efforts to make such determination, the Base Rate Basis shall apply to such Advance.

                (d) Interest Upon Default. Immediately upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loans shall accrue at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of demand by the Majority Lenders or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Majority Lenders) of the applicable Event of Default, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (1) accelerate the maturity of the Loans, (2) exercise any other rights or remedies under the Loan Documents, or (3) give notice to the Borrowers of the decision to charge interest on the Loans at the Default Rate in accordance herewith, prior to or in conjunction with the effective date of the decision to charge interest at the Default Rate.

                (e) LIBOR Contracts. At no time may the sum of the number of outstanding LIBOR Advances exceed ten (10).

                (f)     Applicable Margin.

                        (i) With respect to any Loans outstanding under the Facility A Commitment or Facility B Commitment, the Applicable Margin shall be as set forth in the table set forth below based upon the ratio of Total Debt to Annualized Operating Cash Flow determined as of the end of the most recently completed fiscal quarter.


                                                                  Applicable Margin
                                                                    for Base Rate         Applicable Margin for
Ratio of Total Debt to Annualized Operating Cash Flow                  Advances              LIBOR Advances
-----------------------------------------------------                  --------              --------------
A. Greater than 5.00:1                                                  0.500%                   1.500%
B. Greater than 4.50:1, but less than or equal to 5.00:1                0.375%                   1.375%
C. Greater than 4.00:1, but less than or equal to 4.50:1                0.000%                   1.000%
D. Greater than 3.50:1, but less than or equal to 4.00:1                0.000%                   0.750%
E. Less than or equal to 3.50:1                                         0.000%                   0.625%


Changes to the Applicable Margin shall be effective (1) with respect to an increase in the Applicable Margin, as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 or Section 6.2 hereof, as the case may be; provided, however, that if such financial statements are not delivered to the Administrative Agent and the Lenders on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements, and (2) with respect to a decrease in the Applicable Margin, as of the later of (A) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Section 6.1 or Section 6.2 hereof, as the case may be, and (B) the date on which such financial statements are actually delivered to the Administrative Agent and the Lenders.

                        (ii) Advances under Facility C Commitment. With respect to any Loans outstanding under the Facility C Commitment, the Applicable Margin
(A) with respect to any Base Rate Advance, shall be 1.000%, and (B) with respect to any LIBOR Advance, shall be 2.000%.

         Section 2.4 Commitment Fee. The Borrowers, on a joint and several basis, agree to pay to the Administrative Agent, for the benefit of Lenders holding Facility A Commitments, in accordance with their respective Facility A Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Facility A Commitment for each day from the date hereof until the Facility A Maturity Date at a rate of, (a) when the ratio of Total Debt to Annualized Operating Cash Flow (determined as of the end of the end of the most recently completed fiscal quarter is greater than 4.00 to 1, three-eighths of one percent (0.375%), and (b) at all other times, one quarter of one percent (0.250%). Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears, commencing on June 30, 1998, and continuing on each September 30th, December 31st, March 31st and June 30th, thereafter and on the Facility A Maturity Date, and shall be fully earned when due and non-refundable when paid. Adjustments to the commitment fee under this Section 2.4 shall be done at the same time and in the same manner as adjustments to the Applicable Margins set forth in Section 2.3(g)(i) hereof.

         Section 2.5    Facility A Commitment Reduction.

                (a) Optional. Any Borrower may, without penalty, at any time terminate or permanently reduce the Facility A Commitment by giving the Administrative Agent and the Lenders at least five (5) Business Days' notice thereof; provided, however, that any reduction shall reduce the Facility A Commitment in a principal amount of at least $1,000,000, and in integral multiples of $1,000,000. The Borrowers, on a joint and several basis, shall make a repayment of the Facility A Loans outstanding under the Facility A Commitment, plus accrued interest on such outstanding Facility A Loans, together with any costs incurred on account of such repayment under Section 2.10 hereof, on or before the effective date of the reduction of the Facility A Commitment, such that the principal amount of the Facility A Loans outstanding after such repayment does not exceed the Facility A Commitment as so reduced. Reductions to the Facility A Commitment hereunder shall be applied to the reductions in
Section 2.5(b)(i) hereof in inverse order.

                (b)     Mandatory.

                        (i) Scheduled Reductions. Commencing March 31, 2002, the Facility A Commitment in effect as of March 30, 2002 shall be repaid in consecutive quarterly installments on June 30, September 30, December 31 and March 31 of each year until paid in full in such amounts as follows:

                                                                                   Percentage Reduction
                                                                                 of  Facility A Commitment
                        Repayment Dates                                         in effect on March 30, 2002
                        ---------------                                         ---------------------------

         March 31, 2002, June 30, 2002,
         September 30, 2002 and December 31, 2002                                         2.750%

         March 31, 2003, June 30, 2003,
         September 30, 2003 and December 31, 2003                                         3.650%

         March 31, 2004, June 30, 2004,
         September 30, 2004 and December 31, 2004                                         3.650%

         March 31, 2005, June 30, 2005,
         September 30, 2005 and December 31, 2005                                         4.750%

         March 31, 2006, June 30, 2006,
         September 30, 2006 and December 31, 2006                                         5.950%

         March 31, 2007 and Facility A Maturity Date                                      8.500%

                        (ii) Reduction From Permitted Asset Swaps. The Facility A Commitment shall be automatically and permanently reduced by an amount equal to the repayment of Facility A Loans required under
         Section 2.7(d) hereof; provided, however, that if there are no Facility A Loans outstanding, the Facility A Commitment shall be reduced regardless of any repayment of the Facility A Loans by the amounts which would otherwise be payable on the Facility A Loans. Reductions to the Facility A Commitment under this Section shall be applied to the reductions set forth in Section 2.5(b)(i) hereof on a pro rata basis for all remaining reductions.

                        (iii) Reduction From Permitted Asset Sales. The Facility A Commitment shall be automatically and permanently reduced by an amount equal to the repayment of Facility A Loans required under
         Section 2.7(e) hereof; provided, however, that if there are no Facility A Loans outstanding, the Facility A Commitment shall be reduced regardless of any repayment of the Facility A Loans by the amounts which would otherwise be payable on the Facility A Loans. Reductions to the Facility A Commitment under this Section shall be applied to the reductions set forth in Section 2.5(b)(i) hereof on a pro rata basis for all remaining reductions.

                        (iv) Reduction From Sale of Capital Stock and Debt Instruments. The Facility A Commitment shall be automatically and permanently reduced by an amount equal to the repayment of Facility A Loans required under Section 2.7(f) hereof; provided, however, that if there are no Facility A Loans then outstanding, the Facility A Commitment shall be reduced regardless of any repayment of the Facility A Loans by the amounts which would otherwise be payable on the Facility A Loans. Reductions to the Facility A Commitment under this Section shall be applied to the reductions set forth in Section 2.5(b)(i) hereof on a pro rata basis for all remaining reductions.

         Section 2.6 Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date upon five (5) Business Days' prior written notice to the Administrative Agent of such prepayment; provided, however, that the Borrowers, on a joint and several basis, shall reimburse the Lenders on the earlier of demand or the Facility C Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders in connection with any prepayment of any LIBOR Advance, as set forth in Section 2.10 hereof. Any notice of prepayment shall be irrevocable. All amounts prepaid on the Loans hereunder shall be applied first to interest and fees and other amounts due hereunder, as designated by the applicable Borrower, and, if to be applied to principal outstanding under the Facility B Loans or the Facility C Loans shall be in inverse order of maturity. Partial prepayments shall be in a principal amount of at least $500,000 and integral multiples of $100,000. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each affected Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

         Section 2.7 Repayment. The Borrowers on a joint and several basis shall repay the Loans as follows:

                (a) Scheduled Repayments of Facility B Loans. Commencing March 31, 2002, the principal balance of the Facility B Loans outstanding on March 30, 2002 shall be repaid in consecutive quarterly installments on June 30, September 30, December 31 and March 31 of each year until paid in full in such amounts as follows:


                                                                  Percentage of Principal of Facility B Loans
                                                                          Outstanding on March 30, 2002
                          Repayment Dates                                Due on Last Day of Each Quarter
                          ---------------                                -------------------------------


         March 31, 2002, June 30, 2002,
         September 30, 2002 and December 31, 2002                                      2.750%

         March 31, 2003, June 30, 2003,
         September 30, 2003 and December 31, 2003                                      3.650%

         March 31, 2004, June 30, 2004,
         September 30, 2004 and December 31, 2004                                      3.650%

         March 31, 2005, June 30, 2005,
         September 30, 2005 and December 31, 2005                                      4.750%

         March 31, 2006, June 30, 2006,
         September 30, 2006 and December 31, 2006                                      5.950%

         March 31, 2007 and Facility B Maturity Date                                   8.500%


Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(a) to the date of such prepayment shall be paid by the Borrowers concurrently with such principal prepayment.

                (b) Scheduled Repayments of Facility C Loans. Commencing March 31, 2002, the principal balance of the Facility C Loans outstanding on March 30, 2002 shall be repaid in consecutive quarterly installments on June 30, September 30, December 31 and March 31 of each year until paid in full in such amounts as follows:



                                                                      Percentage of Principal of Facility C
                                                                       Loans Outstanding on March 30, 2002
                          Repayment Dates                                Due on Last Day of Each Quarter
                          ---------------                                -------------------------------

         March 31, 2002 through June 30, 2007                                          0.250%

         September 30, 2007 and Facility C Maturity Date                              47.250%


Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(b) to the date of such prepayment shall be paid by the Borrowers concurrently with such principal prepayment.

                (c) Repayments Upon Reduction of Facility A Commitment. If, at any time, the amount of the Facility A Loans shall exceed the Facility A Commitment, the Borrowers, on a joint and several basis, shall, on such date and subject to Section 2.10 hereof, make a repayment of the principal amount of the Facility A Loans in an amount equal to such excess, together with any accrued interest and fees with respect thereto. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(c) to the date of such prepayment will be paid by the Borrowers concurrently with such principal prepayment.

                (d) Repayments Upon Permitted Asset Swaps. In the event of any Permitted Asset Swap, to the extent that (i) a Borrower or any Subsidiary of any Borrower has not entered into a binding contractual agreement for the reinvestment of the Net Proceeds with respect thereto within the immediately succeeding twelve (12) month period following such Permitted Asset Swap, and
(ii) the Net Proceeds with respect thereto are not reinvested in comparable cable systems within the immediately succeeding eighteen (18) month period following such Permitted Asset Swap, the Borrowers, on a joint and several basis, shall make a repayment of the principal of the Loans then outstanding in an amount equal to the Net Proceeds of such Permitted Asset Swap not so reinvested. All amounts paid by the Borrowers pursuant to this subsection shall be applied to the Loans then outstanding on a pro rata basis, and shall be applied pro rata to the remaining (i) payments of the Facility B Loans and the Facility C Loans required under Section 2.7(a) and (b) hereof, and (ii) reductions of the Facility A Loans under Section 2.5 hereof. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(d) to the date of such prepayment will be paid by the Borrowers concurrently with such principal prepayment.

                (e) Repayments Upon Permitted Asset Sales. In the event of any sale, lease, transfer or other disposition of assets permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrowers' business, and excluding any sale or other disposition made in connection with the La Grange Sale-Leaseback), to the extent that (i) a Borrower or any Subsidiary of any Borrower has not entered into a binding contractual agreement for the reinvestment of the Net Proceeds with respect thereto within the immediately succeeding twelve (12) month period following such sale, lease, transfer or other disposition, and (ii) the Net Proceeds with respect thereto are not reinvested in comparable cable systems within the immediately succeeding eighteen (18) month period following such permitted sale, lease, transfer or other disposition, the Borrowers, on a joint and several basis, shall make a repayment of the principal of the Loans then outstanding in an amount equal to the Net Proceeds of such permitted sale, lease, transfer or other disposition not so reinvested. All amounts paid by the Borrowers pursuant to this subsection shall be applied to the Loans then outstanding on a pro rata basis, and shall be applied pro rata to the remaining (i) payments of the Facility B Loans and Facility C Loans required under Section 2.7(a) and (b) hereof and (ii) reductions of the Facility A Loans under Section 2.5 hereof. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(e) to the date of such prepayment will be paid by the Borrowers concurrently with such principal prepayment.

                (f) Repayment Upon the Sale of Capital Stock and Debt Instruments. In the event any Borrower, or any Subsidiary of any Borrower, receives any Net Proceeds of any sale of any Borrower's Capital Stock, partnership interests or debt instruments or other securities, to the extent that such Net Proceeds are not utilized to finance Acquisitions and Investments permitted hereunder within the immediately succeeding twelve (12) month period following such sale, the Borrowers, on a joint and several basis, shall make a repayment of the principal of the Loans then outstanding in an amount equal to such Net Proceeds not so reinvested. All amounts paid by the Borrower pursuant to this subsection shall be applied to the Loans then outstanding on a pro rata basis, and shall be applied pro rata to the remaining (i) payments of the Facility B Loans and Facility C Loans required under Section 2.7(a) and (b) hereof and (ii) reductions of the Facility A Loans under Section 2.5 hereof. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(f) to the date of such prepayment will be paid by the Borrowers concurrently with such principal prepayment.

                (g) Reimbursement. In addition to any principal repayment required to be made under Section 2.7(a), (b), (c), (d), (e) or (f) hereof, the Borrowers, on a joint and several basis, shall reimburse the Lenders pursuant to
Section 2.10 hereof for any loss or out-of-pocket expense incurred by the Lenders in connection with such repayment.

                (h) Final Payment. A final payment of all principal amounts with respect to the Facility A Loans, the Facility B Loans and the Facility C Loans shall be due and payable on the Facility A Maturity Date, the Facility B Maturity Date and the Facility C Maturity Date, respectively, and all other Obligations then outstanding shall be due and payable on the Facility C Maturity Date.

         Section 2.8    Notes; Loan Accounts.

                (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Facility A Note, one Facility B Note and one Facility C Note shall be payable to the order of each applicable Lender. The Notes shall be issued, on a joint and several basis, by the Borrowers to the Lenders and each Note shall be duly executed and delivered by one or more Authorized Signatories.

                (b) Each Lender may open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon. Each Lender which opens such loan account shall debit such loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon.

         Section 2.9    Manner of Payment.

                (a) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, commitment fees, and any other amount owed to the Lenders or the Administrative Agent under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Houston, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders and the Administrative Agent, or any of them, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Houston, Texas time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or the Administrative Agent hereunder prior to 1:00 p.m. (Houston, Texas time) on any Business Day shall be deemed to constitute receipt by such Lender or the Administrative Agent (as appropriate) on such Business Day. In the case of a payment for the account of a Lender or the Administrative Agent, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender or the Administrative Agent, as the case may be. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                (b) The Borrowers, on a joint and several basis, agree to pay principal, interest, fees and all other amounts due hereunder or under the Notes or the other Loan Documents without set-off or counterclaim or any deduction whatsoever, including withholding taxes, excluding, (i) in the case of each Lender, the Agent and the Administrative Agent taxes measured by its net income, and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes (including, but not limited to, the Branch Profits Tax under Section 884 of the Code) measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof and (iii) in the case of any Lender organized under the laws of a jurisdiction outside the United States, United States federal withholding tax payable with respect to payments by the Borrowers which would not have been imposed had such Lender, to the extent then required thereunder, delivered to the Borrowers and the Administrative Agent the forms prescribed by Section 2.9(d) hereof (all such non-excluded taxes being hereinafter referred to as "Taxes").

                (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrowers are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the Commitment Ratios: (i) to the costs and expenses, if any, incurred by the Administrative Agent in the collection of such amounts under this Agreement or any of the Security Documents; (ii) to the payment of all fees then due and payable hereunder; (iii) to the payment of interest then due and payable on the Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable hereunder or under the Notes or the other Loan Documents; and (v) to the payment of principal then due on the Loans on a pro rata basis for all Loans until paid in full, which payments shall be, in each case, applied against outstanding Advances in the following order of priority: (A) Advances, the Interest Period for which is expiring concurrently with such payment, (B) Base Rate Advances, and (C) LIBOR Advances. Subsequent to the acceleration of the Loans under Section 8.2 hereof, all amounts received from any source whatsoever by the Administrative Agent or any of the Lenders with respect to the Borrowers shall be paid to and distributed by the Administrative Agent in the manner provided in Section 2.11(c) hereof.

                (d) Prior to the date on which any Person becomes a Lender hereunder, and from time to time thereafter if either required by law due to a change in circumstances or reasonably requested by a Borrower or the Administrative Agent (unless such Lender is unable to do so by reasons of change in law), each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS certifying as to such Lender's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such Lender hereunder and under any Note. Unless the applicable Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax (or there is a change in law preventing delivery thereof), such Borrowers or the Agent shall, in the case of payments to or for any Lender organized under the law of a jurisdiction outside the United States, (i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that such Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that such reduced rate applies) and
(ii) pay such Lender such payment net of any taxes withheld. To the extent that the Borrowers are obligated hereunder, the Borrowers shall provide evidence that such taxes of any nature whatsoever in respect of this Agreement, any Loan or any Note shall have been paid to the appropriate taxing authorities by delivery to the Lender on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of such tax. If the Borrowers fail to make any such payment when due, the Borrowers, on a joint and several basis, shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

         Section 2.10   Reimbursement.

                (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrowers to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of each Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment or repayment of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 10.2 and 10.3(b) hereof) prior to its Payment Date, the Borrowers, on a joint and several basis, agree to pay to such Lender, upon the earlier of such Lender's demand or the Facility C Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, absent manifest error, shall be binding and conclusive.

                (b) Loss subject to reimbursement hereunder shall be any loss incurred by any Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (i) interest or other costs to such Lender of the deposit or other sources of funding used to make any such LIBOR Advance for the remainder of its Interest Period over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other redeployment of the amount of such LIBOR Advance for the remainder of its putative Interest Period.

         Section 2.11   Pro Rata Treatment.

                (a) Advances. Each Advance from the Lenders under this Agreement shall be made pro rata on the basis of their respective Facility A Commitment Ratios, Facility B Commitment Ratios and Facility C Commitment Ratios.

                (b) Payments Prior to Declaration of Event of Default. Prior to the acceleration of the Loans under Section 8.2 hereof, each payment and prepayment of the Loans, and, except as provided in Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders holding the applicable Loans pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrowers, on a joint and several basis, agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                (c) Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments made to the Administrative Agent or the Lenders or otherwise received by any of them (from realization on Collateral for the Obligations or otherwise) shall be distributed as follows: first, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any Collateral for the Obligations; second, to the payment of fees then due and payable to the Lenders and any costs and expenses, if any, incurred by any of the Lenders under Section 11.2(c) hereof; third, to any unpaid interest which may have accrued on the Obligations; fourth, to any unpaid principal of the Obligations pro rata based on all Loans then outstanding; fifth, to damages incurred by the Administrative Agent or any Lender by reason of any breach hereof or of any other Loan Document; and sixth, upon satisfaction in full of all Obligations, to the Borrowers or as otherwise required by law.

         Section 2.12 Capital Adequacy. If any Lender shall determine that the adoption, after the date hereof, of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change therein or in any Applicable Law existing as of the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its commitment of its obligations to fund or maintain Advances hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by such Lender in good faith to be material, then, upon the earlier of demand by such Lender or the Facility C Maturity Date, the Borrowers, on a joint and several basis, shall immediately pay to such Lender, such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Facility C Maturity Date, as applicable, until payment in full thereof at the Default Rate then applicable to Base Rate Advances. Any Lender claiming compensation under this Section 2.12 shall notify the Borrowers of any event occurring after the date of this Agreement entitling such Lender to such compensation as promptly as practicable, but in any event within forty-five
(45) days, after such Lender obtains actual knowledge thereof; provided, however, that if such Lender fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 2.12 for costs incurred from and after the date forty-five (45) days prior to the date that such Lender does give such notice. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive, and, at a Borrower's request, such Lender shall set forth the basis for such determination.


                                    ARTICLE 3

                              Conditions Precedent


         Section 3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the prior fulfillment of each of the following conditions:

                (a) The Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

                        (i)   duly executed Notes;

                        (ii)  duly executed Security Documents;

                        (iii) opinion of counsel to the Borrowers, addressed to each Lender and the Administrative Agent and satisfactory to the Administrative Agent and its special counsel, dated the Agreement Date;

                        (iv) a duly executed Request for Advance for any Advance of the Loans requested on the Agreement Date;

                        (v) a loan certificate for each of Charter LP, Charter-II LP, Charter-III LP and PCTV, each substantially the form attached hereto as Exhibit O, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include the following items: (A) a copy of the Certificate of Limited Partnership or Articles of Incorporation of the applicable Borrower, certified to be true, complete and correct by the Secretary of State for the state of the applicable Borrower's formation, (B) a true, complete and correct copy of the Partnership Agreement or Bylaws of the applicable Borrower, as in effect on the date hereof, (C) a copy of the certificate or articles of incorporation of the applicable General Partner, certified to be true, complete and correct by the Secretary of State of the state of its incorporation, (D) a true, complete and correct copy of the by-laws of the General Partner of such Borrower, if any, as in effect on the date hereof, (E) a true, complete and correct copy of the resolutions of such Borrower or its General Partner, if any, authorizing it to execute, deliver and perform this Agreement and the other Loan Documents to which the applicable Borrower is party and, if applicable, the Assignment of General Partner Interests on its own behalf, (F) certificates of good standing from appropriate jurisdictions for the Borrower, (G) to the best of the applicable Borrower's knowledge, a true and correct list of all Licenses granted to the applicable Borrower, together with all amendments thereto through the date hereof and certified to be in full force and effect, copies of which shall have been previously provided to the Administrative Agent and its special counsel, (H) to the best of the applicable Borrower's knowledge, a true and correct list of all Pole Agreements granted to the applicable Borrower, together with all amendments thereto through the date hereof and certified to be in full force and effect, copies of which shall have been previously provided to the Administrative Agent and its special counsel, (I) a true, complete and correct copy of the Management Agreement for such Borrower, (J) a true, complete and correct description of all Liens of record on the Agreement Date with respect to the assets of the applicable Borrower, and (K) a true, complete and correct description of all litigation existing or, to the best of the applicable Borrower's knowledge, threatened against the applicable Borrower, which, if determined adversely to such Borrower could be reasonably likely to have a Materially Adverse Effect;

                        (vi) the loan certificate of each Limited Partner, in substantially the form attached hereto as Exhibit P, including a certificate of incumbency for the general partner of the applicable Limited Partner and a certified copy of the partnership agreement for the applicable Limited Partner;

                        (vii) a loan certificate of CCP-III, Inc., in substantially the form of Exhibit Q, attached hereto including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate of Formation or the Certificate or Articles of Incorporation, as applicable, of such Person as in effect on the Agreement Date, (B) a true, complete and correct copy of the Operating Agreement or the By-laws, as applicable of such Person as in effect on the Agreement Date, (C) certificates of good standing for such Person issued by the Secretary of State or similar state official for the state of formation or incorporation, as applicable of such Person and for each state in which such Person is required to qualify to do business (D) a true, complete and correct copy of the resolutions of such Person (or another appropriate Person) authorizing such Person to execute, deliver and perform the Loan Documents to which it is a party and (E) a true, complete and correct copy of any shareholders' agreements or voting agreements in effect with respect to the ownership interests of such Person;

                        (viii) a duly executed Certificate of Financial
         Condition;

                        (ix) copies of insurance binders or certificates covering the assets of the Borrowers, and otherwise meeting the requirements of Section 5.5 hereof;

                        (x) copies of the most recent quarterly financial statements of each Borrower on a consolidated basis with its Subsidiaries; and

                        (xi) all such other documents as the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                (b) The Licenses shall be in form and substance satisfactory to the Administrative Agent and the Lenders and the Lenders shall have received evidence reasonably satisfactory to the Administrative Agent and the Lenders that all Necessary Authorizations, including, without limitation, all necessary consents to the closing of this Agreement, from the grantors of the Licenses, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

                (c) The Borrowers shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date, and that no Default or Event of Default then exists or is continuing and that no material adverse changes have occurred in the financial condition, business operations, prospects or properties of the Borrowers on a combined basis, and on a consolidated basis with respect to each Borrower and its respective Subsidiaries, as of the most recent fiscal year end or fiscal quarter end.

                (d) The Administrative Agent and the Lenders shall have received such fees as are due and payable to them on the Agreement Date.

         Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

                (a) All of the representations and warranties of the Borrowers under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such

Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the making of the Advance and application of the proceeds of the Advance;

                (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in each Borrower's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                (c) With respect to Advances which, if funded, would increase the aggregate amount of Loans outstanding hereunder, the Administrative Agent and the Lenders shall have received a duly executed Request for Advance; and

                (d) There shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder, and, with respect to Advances other than the initial Advance, since the date of the immediately preceding Advance which increased the outstanding principal amount of the Loans hereunder, if any, there shall not have occurred any event which could have or which has had a Materially Adverse Effect.


                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrowers hereby agree, represent and warrant in favor of the Administrative Agent and each of the Lenders that:

                (a) Organization; Ownership; Power; Qualification; Capitalization. Charter LP, Charter-II LP and Charter-III LP are each a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware having the applicable General Partner as its sole general partner. PCTV is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. Each Borrower has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of each Borrower which is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to its own properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrowers and their Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

                (b) Authorization; Enforceability. Each Borrower has the power and has taken all necessary action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrowers and is, and each of the other Loan Documents to which the Borrowers are parties, a legal, valid and binding obligation of each Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (c) Subsidiaries; Authorization; Enforceability. The Subsidiaries of the Borrowers and the direct and indirect ownership thereof by the applicable Borrowers as of the Agreement Date are set forth on Schedule 4.1(c) attached hereto, and, to the extent such Subsidiaries are corporations, the applicable Borrowers have, subject to the provisions of the Security Documents, the unrestricted right to vote the issued and outstanding shares of each such directly owned Subsidiary shown thereon and such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrowers that is a corporation has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of any Borrower is party is a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The ownership interest in each Subsidiary of any Borrower represents a direct or indirect controlling interest by the applicable Borrower of such Subsidiary for purposes of directing or causing the direction of the management and policies of such Subsidiary.

                (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrowers and their Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any material Applicable Law respecting any Borrower or any Subsidiary of any Borrower, (iii) conflict with, result in a breach of, or constitute a default under any of the certificate of limited partnership or partnership agreement, as amended, of any Borrower or any Subsidiary of any Borrower, under the certificate or articles of incorporation or by-laws of any General Partner, under the

Licenses or the Management Agreement, or, in any material respect, under any material indenture, agreement, or other instrument to which any Borrower or any Subsidiary of any Borrower is a party or by which it or any of its properties may be bound, including, without limitation, the Pole Agreements, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Subsidiary of any Borrower except Permitted Liens.

                (e) Business. The Borrowers, together with their Subsidiaries, are engaged solely in the business of acquiring, constructing, operating and maintaining the cable television systems owned, leased or managed by it and of investing in other cable television systems and engaging in other activities relating to the cable television industry.

                (f) Licenses, etc. To the best of the Borrowers' knowledge, the Licenses have been duly authorized by the grantors thereof and are in full force and effect. The Borrowers and their Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrowers and their Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrowers' knowledge, threatened attack or revocation. Except as described on
Schedule 4.1(f) attached hereto, there is no competitor of the Borrowers which is currently overbuilding any territory within the System.

                (g) Compliance with Law. The Borrowers and their Subsidiaries are in compliance with all Applicable Laws, non-compliance with which could have a Materially Adverse Effect.

                (h) Title to Assets. Except as set forth on Schedule 4.1(h) attached hereto, the Borrowers and their Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their assets. To the best of the Borrowers' knowledge and as disclosed on the lien searches described in Schedule 4.1(h) hereto, none of such properties or assets is subject to any Liens, except for Permitted Liens. To the best of the Borrowers' knowledge and as disclosed on the lien searches described in Schedule 4.1(h) hereto, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names any Borrower or any Subsidiary of any Borrower as debtor or which covers or purports to cover any of the assets of any Borrower is on file in any state or other jurisdiction, and no Borrower nor any Subsidiary of any Borrower has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. No Borrower nor any Subsidiary of any Borrower owns any parcel of real estate with a fair market value in excess of $500,000, except as set forth on Schedule 4.1(h) attached hereto.

                (i) Litigation. Except as described on Schedule 4.1(i) attached hereto, there is no action, suit, proceeding or investigation pending against, or, to the best of the Borrowers' knowledge, threatened against or in any other manner relating adversely to, any Borrower or any Subsidiary of any Borrower or any of its properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body which (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) could, if determined adversely to any Borrower or any Subsidiary of any Borrower, reasonably be expected to have a Materially Adverse Effect.

                (j) Taxes. All federal, state and other tax returns of the Borrowers and each of their Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by any Borrower or any Subsidiary of any Borrower or imposed upon any Borrower or any Subsidiary of any Borrower or any of its properties, income, profits or assets, which are due and payable, have been paid, except any such (x) the payment of which any Borrower or any Subsidiary of any Borrower is diligently contesting in good faith by appropriate proceedings,
(y) for which adequate reserves have been provided on the books of such Person, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of any Borrower or any Subsidiary of any Borrower in respect of taxes are, in the judgment of the Borrowers, adequate. All pro forma financial information provided to the Lenders in connection with this Agreement have been based upon reasonable assumptions and prepared in good faith.

                (k) Financial Statements. When furnished to the Administrative Agent and the Lenders in accordance with Sections 6.1 and 6.2 hereof, all copies of the balance sheets and statements of income for each Borrower on a consolidated basis with respect to each Borrower and its Subsidiaries and on a combined basis for all Borrowers, shall be complete and correct in all material respects and shall present fairly, in accordance with GAAP, the financial position of each Borrower on and as at the date thereof and the results of operations for the periods then ended. Neither the Borrowers nor their Subsidiaries shall have material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence for the most recently ended fiscal year or quarter, as appropriate, and there shall be no material unrealized losses of the Borrowers and their Subsidiaries and no material anticipated losses of the Borrowers and their Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified to the Administrative Agent and the Lenders as such.

                (l) ERISA. Each Borrower and each of their respective Subsidiaries and each of their respective Plans are in material compliance with ERISA and the Code and the Borrowers and their Subsidiaries have not incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrowers and their

Subsidiaries and each other Person which is affiliated with the Borrowers within the meaning of Section 414 of the Code have materially complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. The Borrowers and their Subsidiaries have not made any promises of retirement or other benefits to employees, except as set forth in any Plan. The Borrowers and their Subsidiaries have not incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such Plan payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(1b)) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Borrower or any Subsidiary of any Borrower, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. The Borrowers and their Subsidiaries are not participants in, and are not obligated to make any payment to, any Multiemployer Plan.

                (m)     Compliance with Regulations G, T, U and X. The
Borrowers and their Subsidiaries are not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Borrowers and their Subsidiaries do not own or presently intend to acquire, any "margin security" or "margin stock" (herein called "margin stock") as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (the "Regulations"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the Regulations. Neither the Borrowers nor their Subsidiaries have taken or caused to be authorized or taken, and will not take any action which might cause this Agreement or the Notes to violate any of the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the applicable provisions of the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Lender, the Borrowers will furnish the Lender with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Lenders. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the Regulations.

                (n) Investment Company Act. The Borrowers and their Subsidiaries are not required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrowers and their Subsidiaries of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                (o) Government Regulation. The Borrowers and their Subsidiaries are not required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. The Borrowers and their Subsidiaries are not required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authorization in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, or the borrowing hereunder, other than the filing of Uniform Commercial Code continuation statements, filings and consents relating to the renewal of Licenses and ongoing filings and consents relating to the Commission.

                (p) Absence of Default. The Borrowers and their Subsidiaries are in compliance in all material respects with all of the provisions of their certificate of limited partnership and partnership agreement or articles of incorporation and bylaws, as applicable, the General Partner is in compliance in all material respects with all of the provisions of its certificate of incorporation and by-laws, and no event has occurred or failed to occur (including, without limitation, any matter which could create an Event of Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a material default by any Borrower or any Subsidiary of any Borrower under any material indenture, agreement or other instrument, including, without limitation, the Licenses, the Management Agreement, and material Pole Agreements, or any judgment, decree or order to which the Borrowers and their Subsidiaries are a party or by which the Borrowers and their Subsidiaries or any of its properties may be bound or affected.

                (q) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrowers, their Subsidiaries, the Limited Partners, or the General Partners and furnished by or on behalf of the Borrowers or the General Partners to the Administrative Agent and the Lenders were, at the time furnished, complete and correct in all material respects to the extent necessary to give the Lenders true and accurate knowledge of the subject matter. No fact or situation is currently known to any Borrower which has had or which could reasonably be foreseen to have a Materially Adverse Effect.

                (r) Agreements with Affiliates and Management Agreement. Except for the Management Agreement and as set forth on Schedule 4.1(r) attached hereto, the Borrowers and their Subsidiaries do not have (i) any agreements or binding arrangements of any kind with any Affiliates or (ii) any management or consulting agreements of any kind with any third party (including Affiliates).

                (s) Priority. The Security Interest is a valid and perfected security interest in the Collateral securing, in accordance with the terms of the Security Documents, the Obligations, and the Security Interest is subject to no Liens that are prior to, on a parity with or junior to the Security Interest other than Permitted Liens, and the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral against the Borrowers, their Subsidiaries, the General Partners, the Limited Partners, and all other third parties other than holders of the Permitted Liens, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrowers, their Subsidiaries, the General Partners, the Limited Partners, or any other Person pledging Collateral to secure the Obligations).

                (t) Year 2000 Compliance. Each of the Borrowers have (i) initiated a review and assessment of all areas within its and each of its respective Subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (this is, the risk that computer applications used by such Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan. Each of the Borrowers reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date, and shall be true and correct in all material respects the date of each Advance, except to the extent previously fulfilled in accordance with the terms hereof or modified by means of information provided to the Administrative Agent and the Lenders pursuant to
Article 6 hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and the Lenders, any investigation or inquiry by any of the Administrative Agent and the Lenders, or the making of any Advance.


                                    ARTICLE 5

                                General Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrowers shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing:

         Section 5.1 Preservation of Existence and Similar Matters. Each of the Borrowers will, and will cause each of its Subsidiaries to:

                (a) preserve and maintain its existence in the state of its formation, its material rights, franchises, licenses and privileges, including, without limiting the foregoing, the Licenses (to the extent required to prevent the occurrence of a Default under Section 8.1(o) hereof), all material Pole Agreements, and all other Necessary Authorizations, and

                (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

         Section 5.2 Business; Compliance with Applicable Law. Each of the Borrowers will, and will cause each of its Subsidiaries to, (a) engage solely in the business of constructing, maintaining and operating the System and of investing in other cable television systems and engaging in other activities relating to the cable television industry, and (b) comply in all material respects with the requirements of Applicable Law.

         Section 5.3 Maintenance of Properties. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of its properties and assets. The Borrowers will, and will cause each of its Subsidiaries to, maintain a fiscal year ending on December 31st.

         Section 5.5 Insurance. Each of the Borrowers will, and will cause each of its Subsidiaries to:

                (a) Maintain insurance including, but not limited to, public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrowers and each of their respective Subsidiaries as shall be standard in the cable television industry for cable television companies similar in size and location to the Borrowers on a combined basis.

                (b) Keep its assets insured by insurers on terms and in a manner acceptable to the Majority Lenders against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are standard in the cable television industry for cable television companies similar in size and location to the Borrowers on a combined basis, all premiums thereon to be paid by the Borrowers.

                (c) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and that each insurance policy insuring assets pledged to the Administrative Agent as Collateral for the Obligations name the Administrative Agent as additional named loss payee to the extent of the Obligations secured by such assets. All such amounts paid in respect of any such policy directly to the Administrative Agent shall, provided no Default then exists, be applied to the prepayment of the Obligations or the rebuilding or repairing of the portion of the System giving rise to the payment of insurance benefits, as the Borrowers may elect; otherwise, such amounts shall be applied by the Administrative Agent, (i) prior to the acceleration of the Loans, as provided in Section 2.9(c) hereof or, if the Majority Lenders so elect, to the prepayment of the Obligations or to the rebuilding or repairing of the portion of the System giving rise to the payment of insurance benefits, and any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrowers or as otherwise required by law, and (ii) after the acceleration of the Loans, as provided under Section 2.11(c) hereof.

         Section 5.6 Payment of Taxes and Claims. Each of the Borrowers will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by it or imposed upon it or its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. Each of the Borrowers will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent and the Lenders upon two (2) days' prior notice, to (a) visit and inspect the properties of any Borrower, or any Subsidiary of any Borrower at all reasonable times, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with the principal officers of any General Partner and any Manager, its business, assets, liabilities, financial position, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions regarding subordination herein or in any other Loan Document, each of the Borrowers will, and will cause each of its Subsidiaries to, pay any and all of its Indebtedness when and as such Indebtedness becomes due, other than amounts diligently disputed in good faith.

         Section 5.9 Use of Proceeds. Each of the Borrowers will, and will cause each of its Subsidiaries to, use the aggregate proceeds of all Advances under the Loans directly or indirectly to:

                (a) refinance the Indebtedness for Money Borrowed set forth on Schedule 5.9 attached hereto;

                (b)     to fund Capital Expenditures permitted under Section
7.15 hereof;

                (c) to fund Acquisitions and Investments permitted under Sections 7.4 and 7.6, hereof respectively;

                (d) to fund Restricted Payments permitted under Section 7.7 hereof;

                (e) for working capital needs and other general corporate purposes of the Borrowers and their respective Subsidiaries, including, without limitation, the fees and expenses incurred in connection with the execution and delivery of this Agreement and other costs associated with transactions contemplated by this Agreement, in each case, which do not otherwise conflict with this Section 5.9.

         Section 5.10 Management Services. Each of the Borrowers will, and will cause each of its Subsidiaries to, obtain management services for the operation of the System from one of the Managers under the terms of the Management Agreements.

         Section 5.11 Indemnity. Each of the Borrowers will, jointly and severally, and will cause each of its Subsidiaries to, indemnify and hold harmless each Lender, each Arranging Agent, each Syndication Agent, the Administrative Agent and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and demands by any party against the Lenders, the Arranging Agents, the Syndication Agents, the Administrative Agent or any of them (a) resulting from any breach or alleged breach by any Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the making or administration of the Loans, (ii) allegations of any participation by the Lenders, the Arranging Agents, the Syndication Agents, the Administrative Agent or any of them in the affairs of the Borrowers, or allegations that the Lender, the Arranging Agents, the Syndication Agent, or the Administrative Agent, or any of them, has any joint liability with the Borrowers for any reason, or (iii) any claims against the Lenders, the Arranging Agents, the Syndication Agents or the Administrative Agent, or any of them by any investor in or lender to the Borrowers, for any reason whatsoever; unless, in any case referred to above, the Person seeking indemnification hereunder is determined to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

         Section 5.12 Interest Rate Hedging. At all times when the ratio of the Total Debt to the Operating Cash Flow of the Borrowers is greater than 4.0 to 1.0, the Borrowers shall enter into and maintain one or more Interest Hedge Agreements having a notional amount aggregating not less than fifty percent (50%) of the principal amount of the Loans then outstanding such that the weighted average term of all Interest Rate Hedge Agreements is not less than eighteen (18) months from any date. Such Interest Hedge Agreements shall provide such interest rate protection in conformity with ISDA Standards on terms reasonably acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to such Interest Hedge Agreements. The requirements of this Section 5.12 may be satisfied by any Interest Hedge Agreement which provides for an interest rate cap such that, on the date such Interest Hedge Agreement is entered into, the interest rate related thereto shall not exceed two percent (2%) per annum in excess of the United States Treasury rate on the date of such Interest Hedge Agreement customarily applicable to Interest Hedge Agreements of similar duration, as such Treasury Rate is in effect on the date of such Interest Hedge Agreement. All obligations of the Borrowers to the Administrative Agent or any of the Lenders pursuant to any Interest Hedge Agreement shall rank pari passu with the Obligations.

         Section 5.13 Payment of Wages. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, at all times comply in all material respects with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         Section 5.14 Covenants Regarding Formation of Subsidiaries and Acquisitions. At the time of (i) any Acquisition permitted hereunder, (ii) the purchase by any Borrower or any of the Subsidiaries of any Borrower of any interests in any Subsidiary, or (iii) the formation of any new Subsidiary which is permitted under this Agreement, each of the Borrowers will, and will cause each of its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Security Agreement for any new Subsidiary, in substantially the form of Exhibit N attached hereto, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Subsidiary, in substantially the form of Exhibit L attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit S attached hereto, together with appropriate attachments;
(b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by any Borrower or any Subsidiary of any Borrower, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Pledge Agreement or a new Subsidiary Pledge Agreement in substantially the form of Exhibit M attached hereto, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) with respect to any Acquisition or formation of a Subsidiary, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Facility C Maturity Date which reflect such Acquisition or formation, certified by the Chief Financial Officer of the appropriate Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Any document, agreement or instrument (other than the Projections) executed or issued pursuant to this Section 5.14 shall be a "Loan Document" for purposes of this Agreement.

         Section 5.15 Further Assurances. Each of the Borrowers will, and will cause each of its Subsidiaries to, promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failures to act by any

Borrower or any of its Subsidiaries or any employee or officer thereof. The Borrowers at their expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

         Section 5.16 Year 2000 Compliance. Each of the Borrowers will promptly notify the Administrative Agent in the event such Borrower is made aware of or determines that any computer application (including those of its suppliers and vendors) that is material to the business and operation of the Borrower or of any of such Borrower's Subsidiaries will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

         Section 5.17 LaGrange Sale-Leaseback. Notwithstanding anything herein to the contrary and subject to the approval of the Arranging Agents, Charter, LP may complete the LaGrange Sale-Leaseback.


                                    ARTICLE 6

                              Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrowers have a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrowers will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

         Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each quarter in each fiscal year of the Borrowers, the balance sheets of the Borrowers, on a combined and combining basis, as at the end of such quarter and the related statement of income of the Borrowers, on a combined and combining basis, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall be certified by qualified officers of the Borrowers, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of the Borrowers, on a combined and combining basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 6.2    Annual Financial Statements and Information;
Certificate of No Default. Within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, (i) the balance sheet of the Borrowers, on a combined and combining basis, at the end of such fiscal year and the related statement of income and retained earnings and related statement of cash flows of the Borrowers, on a combined and combining basis, for such fiscal year, which financial statements, shall set forth in comparative form such figures as at the end of and for the previous fiscal year, as applicable, and shall be accompanied by an opinion of independent certified public accountants of recognized standing reasonably satisfactory to the Majority Lenders, together with a statement of such accountants (A) to the effect that their audit examination has included a review of Sections 7.7, 7.8, 7.9, 7.10 and 7.15 of this Agreement and the Notes as they relate to accounting matters, (B) as to whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof, and (C) that such accountants have authorized the Borrowers to deliver such financial statements and opinion thereon to the Administrative Agent and the Lenders pursuant to this Agreement; and (ii) the statement of income of the Borrowers, on a combined and combining basis, for each grouping of the System then utilized by the Borrowers as at the end of each fiscal year of the Borrowers, which shall be certified by a qualified officer of the Borrowers, to be, in his or her opinions complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of such grouping as at the end of such period and the results of operations for such period.

         Section 6.3 Monthly Operating Reports. Within forty-five (45) days from the last day of each month, a monthly operating report of the Borrowers, on a combined and combining basis, in substantially the form attached hereto as Exhibit R.

         Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of an Authorized Officer in form and substance satisfactory to the Majority Lenders:

                (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in
Section 2.3(f) hereof, and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.7, 7.8, 7.9, 7.10 and 7.15 hereof; and

                (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

         Section 6.5    Copies of Other Reports.

                (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or any Subsidiary of such Borrower in connection with an audit of such Borrower by such Borrower's independent public accountants, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

                (b) No later than March 1st of each year, a copy of the annual budget for the Borrowers, on a combined basis, for such calendar year, including the budget for Capital Expenditures.

                (c) Promptly upon receipt thereof by an Authorized Officer, copies of any material notice or report regarding any License from the grantor of such License or regarding the System or any License from the Commission with respect to (i) the suspension, revocation or modification of any License, (ii) a denial of a request for a rate change, (iii) disciplinary proceedings involving the Borrowers or their Subsidiaries, (iv) notice of default or other non-compliance by the Borrowers or their Subsidiaries under any License, or (v) any similar event or occurrence.

                (d) Promptly after the sending thereof, copies of all reports, statements and other information which the Limited Partners or Charter Holdings or any Limited Partner sends to any of its security holders generally or which it files with the Securities and Exchange Commission; provided, however, that if Charter Holdings ceases to be required to file financial statements with the Securities and Exchange Commission, the Borrowers shall provide to the Administrative Agent and the Lenders (i) within forty-five (45) days after the end of each calendar quarter, an unaudited balance sheet for each of the Limited Partners and Charter Holdings, and (ii) within one hundred twenty
(120) days after the end of each calendar year an audited balance sheet for each of the Limited Partners and Charter Holdings.

                (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrowers and their Subsidiaries, as the Administrative Agent or any Lender reasonably may request.

         Section 6.6 Notice of Litigation and Other Matters. Prompt notice of the following events after an Authorized Officer of any Borrower or any Subsidiary of any Borrower has received notice or otherwise become aware thereof:

                (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or to the extent known to the Borrowers in any other way relating directly to the Borrowers, their Subsidiaries, either Manager or the General Partners, or any of their respective properties, assets or businesses or any License and which could reasonably be expected to have a Materially Adverse Effect;

                (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrowers, their Subsidiaries, either Manager or the General Partners other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

                (c) any material amendment or change to any budget submitted under Section 6.5(b) hereof for the operation of the System;

                (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by any of the Borrowers, their Subsidiaries or the General Partners under any material agreement other than this Agreement to which such Borrower, such Subsidiary of any Borrower or such General Partner is party or by which any of its properties may be bound, or (ii) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

                (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrowers or any of their Subsidiaries or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan; and

                (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(l) of this Agreement.

                                    ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrowers have a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

         Section 7.1 Indebtedness of the Borrower. None of the Borrowers shall, nor shall any permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                (a)     Indebtedness under this Agreement and the Notes;

                (b) Accounts payable, subscriber deposits, accrued expenses and customer advance payments incurred in the ordinary course of business, which are (1) current or (2) being contested in good faith by appropriate proceedings and for which such Borrowers has established adequate reserves on its books;

                (c) Capitalized Lease Obligations associated with the La Grange Sale-Leaseback in an amount not in excess of $15,000,000;

                (d) Accrued but unpaid management fees and any interest thereon due pursuant to the Management Agreement, subject to the terms of the Subordination of Management Fees Agreement;

                (e) Indebtedness of the Borrowers (including, without limitation, Indebtedness secured by Permitted Liens) in an aggregate outstanding principal amount at any time not to exceed $75,000,000; provided, however, that
(1) such Indebtedness shall have no terms or conditions (including, without limitation, covenants and defaults) which are more restrictive than those set forth in this Agreement, and (2) on the date of incurrence thereof, there exists no Default prior to and after giving effect to such Indebtedness.

                (f)     Obligations of the Borrowers under Interest Hedge
Agreements;

                (g) Indebtedness arising under payment and performance bonds and letters of credit issued for such Borrower's account in the ordinary course of such Borrower's business in favor of the grantors of the Licenses, programming agreements not defined and the Pole Agreements, in an aggregate amount not to exceed $10,000,000; and

                (h) Other unsecured Indebtedness for Money Borrowed in an aggregate amount not to exceed $10,000,000.

         Section 7.2 Limitation on Liens. None of the Borrowers shall, nor shall any permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, and shall not undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist any Lien on any of its assets or properties (other than property subject to a Permitted Lien) referred to in clause (e) or (i) of the definition of Permitted Liens.

         Section 7.3 Amendment and Waiver. None of the Borrowers shall, nor shall any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of (a) its certificate of limited partnership or partnership agreement or any articles or certificate of incorporation or bylaws, as applicable, (b) either Management Agreement which increases the management fees payable thereunder or which materially alters the duties and obligations of the applicable Manager thereunder, (c) any Loan Document, or (d) any License. The foregoing notwithstanding, (A) any such partnership agreement, certificate of limited partnership or any License may be amended or modified without the prior written consent of the Lenders provided
(i) each such amendment or modification is of a purely administrative nature or is required by law, (ii) no such amendment or modification affects the rights of the Lenders under the Loan Documents, and (iii) copies of all documents evidencing or related to such amendment or modification are furnished to Administrative Agent and the Lenders within five (5) days of its effective date and (B) any Licenses may be amended or modified without the prior written consent of the Lenders; provided, however, that such Licenses account for less than (i) five percent (5%) of the Borrowers' Basic Subscribers, on a combined basis in the aggregate, during any calendar year and (ii) twenty percent (20%) of the Borrowers' Basic Subscribers, on a combined basis in the aggregate, during the term hereof.

         Section 7.4 Liquidation, Change in Ownership, Disposition or Acquisition of Assets.

                (a) None of the Borrowers shall, nor shall any permit its Subsidiaries to, at any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, (ii) enter into any merger,
(iii) create any Subsidiary, or (iv) sell, lease, abandon, transfer or otherwise dispose of (excluding sales, leases, transfers or other dispositions in the ordinary course of such Borrower's business) any of its assets, property or business to the extent that the fair market value of such assets exceeds $20,000,000 in the aggregate during the term hereof; provided, however, that the Borrowers may enter into Permitted Asset Swaps. All Net Proceeds received by the Borrowers or their Subsidiaries from any sale, lease, transfer or other disposition permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrowers' or their Subsidiaries' businesses and Permitted Asset Swaps) shall be used to repay or prepay on the closing date of such sale an identical amount of the outstanding principal amount of the Loans to the extent required under Section
2.7 hereof. In the event any of the Borrowers or any of its Subsidiaries sell or otherwise disposes of any assets in accordance with this Section, the Administrative Agent and the Lenders will, upon receipt of the Net Proceeds of such sale or other disposition in repayment of the Loans to the extent required under Section 2.7 hereof, release their Liens on the assets so sold, leased, transferred or otherwise disposed.

                (b) None of the Borrowers shall, nor shall any permit its Subsidiaries to, at any time acquire any assets, property or business of any other Person, or acquire stock, partnership or other ownership interests in any other Person, other than (i) in the ordinary course of business of such Borrower and its Subsidiaries, (ii) as permitted by the limitations on Capital Expenditures set forth in Section 7.15 hereof, and (iii) Acquisitions of cable television systems for an aggregate purchase price not to exceed $25,000,000.

                (c) As applicable none of the Borrowers shall, nor shall any permit its Subsidiaries to, add any new general partner or limited partner, change its general partner, or issue any additional equity (except as permitted under Section 2.7(d) hereof).

         Section 7.5 Limitation on Guaranties. None of the Borrowers shall, nor shall any permit its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) Guaranties by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of the Borrowers and their Subsidiaries entered into in connection with the acquisition of services, supplies and equipment in the ordinary course of business of the Borrowers and their Subsidiaries, and
(c) Guaranties described in Section 7.1(g) hereof.

         Section 7.6 Investments. None of the Borrowers shall, nor shall any permit its Subsidiaries to, make any loan or advance, or otherwise acquire for a consideration evidences of Indebtedness, capital stock or other securities of any Person; provided, however, that (a) any Borrower may (i) purchase marketable, direct obligations of the United States of America maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which conducts a substantial part of its business in the United States of America, maturing within one hundred and eighty (180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service, (iii) purchase repurchase agreements and certificates of deposit maturing within three hundred sixty-five
(365) days of the date of purchase which are issued by any Lender or by a United States national or state bank having capital, surplus and undivided profits totaling more than $250,000,000 and rated "A" or better by Moody's Investors

Service, and (iv) make loans and advances to officers and employees, in an aggregate outstanding amount not to exceed $350,000, and advances to suppliers, in an aggregate outstanding amount (together with all loans and advances to employees and officers) not to exceed $750,000 at any time, and, in each case, in the ordinary course of the Borrowers' and their Subsidiaries' business, (b) so long as no Event of Default then exists or would be caused thereby, any Borrower may (i) make Acquisitions to the extent permitted under Section 7.4(b) hereof and (ii) make investments in communications related assets in an aggregate amount during the term hereof not to exceed $20,000,000.

         Section 7.7 Restricted Payments and Purchases. None of the Borrowers shall, nor shall any permit their Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase; provided, however, that each of the Borrowers may and may permit its Subsidiaries to:

                (a) incur management fees under the Management Agreement in an amount not to exceed five percent (5%) of such Borrowers' gross revenues, on a combined basis and on a consolidated basis with respect to each Borrower and its Subsidiaries for any fiscal period, and in any case subject to the provisions of the Subordination of Management Fees Agreement;

                (b) so long as no Default hereunder then exists or would be caused thereby, during the period from the Agreement Date through and including December 31, 2003, (i) pay up to sixty percent (60%) of the fees currently due and payable under the Management Agreement to the extent such fees were permitted to be incurred under Section 7.7(a) hereof (except that after December 31, 2003, the Borrowers shall pay no management fees) and (ii) in the event that payment of such management fees have previously been deferred as a result of a Default or otherwise under this Section 7.7(b), pay such previously deferred management fees in an amount up to sixty percent (60%) of all management fees incurred during the term of this Agreement (to the extent that such fees were permitted to be incurred under Section 7.7(a) hereof);

                (c) so long as no Default then exist, or would be caused thereby, the Borrowers may make Restricted Payments, directly or indirectly, to Southeast and Charter Holding solely for the purpose of making interest payments with respect to the Southeast Notes and the Charter Holdings Debentures, respectively, or any Replacement Notes and for audit fees, professional fees and other administrative expenses not to exceed $300,000 in the aggregate for any calendar year; and

                (d) so long as no Default then exist or would be caused thereby, and so long as the ratio of Total Debt to Annualized Operating Cash Flow (determined as of the end of the most recently completed fiscal quarter) is less than 4.50 to 1, the Borrowers may make any Restricted Payment;

         Section 7.8 Total Debt to Annualized Operating Cash Flow Ratio. (a) As of the end of any calendar quarter, and (b) at the time of any Advance (after giving effect to such Advance) for any Acquisition or Investment or for more than $20,000,000, the Borrowers shall not permit the ratio of Total Debt to Annualized Operating Cash Flow for the fiscal quarter end being tested in the case of Section 7.8(a) above, or the most recent fiscal quarter end for which financial statements are required to have been provided to the Administrative Agent and the Lenders pursuant to Sections 6.1 and 6.2 hereof in the case of
Section 7.8(b) above and after giving effect to the Advance as of such date, to exceed the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:


                           Period                                                      Ratio
                           ------                                                      -----
           The Agreement Date through March 31, 2000                                   5.25:1
           April 1, 2000 through March 31, 2001                                        5.00:1
           April 1, 2001 through March 31, 2002                                        4.50:1
           April 1, 2002 through March 31, 2003                                        4.00:1
           April 1, 2003 and thereafter                                                3.50:1

         Section 7.9 Annualized Operating Cash Flow to Fixed Charges Ratio. As of the end of each calendar quarter commencing on December 31, 2001 and continuing until the Facility C Maturity Date, the Borrowers shall not permit the ratio of Annualized Operating Cash Flow for the fiscal quarter end being tested to Fixed Charges for the twelve (12) calendar months immediately preceding the calculation date to be less than 1.0 to 1.0.

         Section 7.10 Annualized Operating Cash Flow to Pro Forma Debt Service. (a) As of the end of any fiscal quarter, and (b) at the time of any Advance (after giving effect to such Advance) for any Acquisition or Investment or for more than $20,000,000, the Borrowers shall not permit the ratio of Annualized Operating Cash Flow for the fiscal quarter end being tested in the case of Section 7.10(a) above, or the most recent fiscal quarter end for which financial statements are required to be delivered to the Administrative Agent pursuant to Sections 6.1 and 6.2 hereof in the case of Section 7.10(b) above, to Pro Forma Debt Service for the immediately succeeding four (4) calendar quarters to be less than the ratios set forth below for the calculation dates using financial statements for periods ending during the periods shown below:


                          Period                                                       Ratio
                          ------                                                       -----

           The Agreement Date through December 31, 2000                                1.25:1
           January 1, 2001 through December 31, 2003                                   1.15:1
           January 1, 2004 and thereafter                                              1.10:1


         Section 7.11 Affiliate Transactions. Except as specifically provided herein, none of the Borrowers shall at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its properties or assets to any Affiliate on terms less advantageous to such Borrower than would be the case if such transactions had been effected on an arm's length basis with a non-Affiliate. In addition, the Borrowers shall receive the benefit of any discounts, rebates or special payment terms for pay television programming available to any of the General Partners or the Managers which such General Partner or such Manager, as the case may be, is permitted to pass through to the Borrowers, but which are not available to the Borrowers from a non-Affiliate.

         Section 7.12 Real Estate. None of the Borrowers shall, nor shall any permit any of its Subsidiaries to, purchase or become obligated to purchase real estate (other than easements, rights-of-way, restrictions and other similar encumbrances on the use of real property or in connection with an Acquisition which does not have real estate as a significant component), other than purchases, with a value of less than $500,000 for any single purchase, and less than $1,000,000 in the aggregate for all purchases after the Agreement date.

         Section 7.13 Limitation on Leases. None of the Borrowers shall, nor shall any permit any of its Subsidiaries to, make or be or become obligated to make any payment in respect of any obligations as lessee under a lease, except for (x) payments under leases to be used in connection with the operation of its business which, when aggregated with all other payments under such leases by the Borrowers would not exceed in the aggregate during any one fiscal year of the Borrowers, $1,500,000, and during the term of this Agreement, $15,000,000, and
(y) payments relating to Capitalized Lease Obligations.

         Section 7.14 ERISA Liabilities. None of the Borrowers shall, nor shall any permit any of its Subsidiaries to, allow any of its Plans to have an accumulated funding deficiency as defined in Code Section 4971(c)(ii) and measured at the end of the plan year. The Borrowers shall not, nor shall any permit any of its Subsidiaries to, become a participant in any Multiemployer Plan.

         Section 7.15 Capital Expenditures. None of the Borrowers shall, nor shall any permit any of its Subsidiaries to, permit the aggregate amount of its Capital Expenditures in any period set forth below to exceed as of the end of such period the sum of (a) the limit for such period, as set forth below, plus
(b) any unexpended portion of the Capital Expenditures limit set forth below for the immediately preceding period.



                                                                                     Capital
                              Period                                           Expenditures Limit
                              ------                                           ------------------
           January 1, 1998 through December 31, 1998                               $ 97,000,000
           January 1, 1999 through December 31, 1999                               $102,000,000
           January 1, 2000 through December 31, 2000                               $ 81,000,000
           January 1, 2001 through December 31, 2001                               $ 58,000,000


                                    ARTICLE 8

                                     Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                (a) Any material representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                (b) The Borrowers shall default in the payment of (i) any interest under the Notes, or any of them, or fees or other amounts payable hereunder or under any other Loan Document, when due, which Default is not cured within five (5) days from the date such payment shall become due, or (ii) any principal under the Notes, or any of them, when due;

                (c) The Borrowers shall default (i) in the performance or observance of any agreement or covenant contained in Article 7 hereof, or (ii) in providing any financial statement or report under Article 6 hereof which would permit the Administrative Agent and the Lenders to determine whether the Borrowers were in Default under Article 7 hereof;

                (d) The Borrowers shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Majority Lenders' satisfaction within a period of thirty (30) days from the date on which any Authorized Officer becomes aware or receives notice of the occurrence of such default;

                (e) There shall occur any default in the performance or observance of any agreement or covenant or material breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement), which shall not be cured to the Majority Lenders' satisfaction within a period of thirty (30) days from the date on which any Authorized Officer becomes aware or receives notice of the occurrence of such default;

                (f) There shall be entered a decree or order for relief in respect of any of the Borrowers, any Subsidiary of any Borrower, any Limited Partner, or any General Partner under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partner or of any substantial part of their properties, or ordering the winding-up or liquidation of the affairs of any Borrower, any Subsidiary, any Limited Partner, or any General Partner or an involuntary petition shall be filed against any Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partners, and (i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed for a period of sixty (60) consecutive days;

                (g) Any Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partner shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or any Borrowers, any Subsidiary of any Borrower, any Limited Partners, or any General Partners shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partner or of any substantial part of their properties, or any Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partner shall fail generally to pay their debts as they become due, or any Borrower, any Subsidiary of any Borrower, any Limited Partner or any General Partners shall take any action in furtherance of any such action;

                (h) A final judgment shall be entered by any court against any Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partner for the payment of money which exceeds any insurance coverage which is uncontested by the insurance carrier by $3,000,000 or more, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower, any Subsidiary of any Borrower or any General Partner which, together with all other such property of any

Borrower, any Subsidiary of any Borrower, any Limited Partner, or any General Partner subject to other such process, exceeds in value any insurance coverage which is uncontested by the insurance carrier by $3,000,000 or more in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any Borrower, or to which any Borrower has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or any Borrower shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of a Borrower shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or any Borrower shall enter into or become obligated to contribute to a Multiemployer Plan;

                (j) Any Materially Adverse Effect shall occur, or any event shall occur which has a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of any of the General Partners;

                (k) There shall occur any default which entitles the holders to accelerate the maturity thereof under any agreement or instrument evidencing Indebtedness of any Borrower or any Subsidiary of any Borrower, in each case, in an aggregate principal amount exceeding $3,000,000, or there shall occur any material default under any Interest Hedge Agreement having a notional principal amount of $3,000,000 or more;

                (l) There shall occur any default which entitles the holders to accelerate the maturity thereof under any agreement or instrument evidencing Indebtedness for Money Borrowed of any General Partner, any Limited Partner, Charter Holdings, or Southeast, in an aggregate principal amount exceeding $3,000,000;

                (m) Any of the Borrowers shall at any time fail to obtain management services pursuant to the Management Agreements, for itself and its Subsidiaries, from the applicable Manager or any permitted transferee, successor or assignee of the applicable Manager agreed to in writing by the Majority Lenders for a period of thirty (30) consecutive days, or there shall occur any event which could have a materially adverse effect upon the ability of the applicable Manager or any permitted transferee, successor or assignee of the applicable Manager permitted by Section 5.10 hereof or as otherwise agreed to in writing by the Majority Lenders to fulfill its obligations under the applicable Management Agreement and the possibility that such event could have such a materially adverse effect shall continue to exist on the thirty-first (31st) day after the occurrence of such event;

                (n) Any one or more of the following shall occur with respect to Licenses which account for five percent (5%) or more of the Basic Subscribers of the Borrowers and their Subsidiaries:

                     (i) any License shall be revoked and such revocation shall not be waived or stayed, or there shall occur a material default by the Borrowers or their Subsidiaries under any License which shall not have been waived within thirty (30) days of the occurrence thereof, or any proceedings shall in any way be brought to challenge (and shall continue uncontested for a period of thirty (30) days) the validity or enforceability of any License, or

                     (ii) a proceeding for the renewal of any License shall not be commenced at least nine (9) months prior to its expiration, or

                     (iii) any License shall expire due to termination, nonrenewal or for any other reason, which, together with any other such Licenses described in this Section 8.1(o), account for five percent (5%) or more of the Basic Subscribers;

                (o) Any material provision of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrowers or their Subsidiaries, or by any governmental authority (other than the grantor of any License in a proceeding pertaining to such License) having jurisdiction over the Borrowers or their Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrowers or their Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                (p) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any material portion of the Collateral purported to be covered thereby;

                (q) Each General Partner shall cease to be the sole general partner of its respective Borrower; and

                (r)     There shall occur any Change of Control.

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

                (a)     With the exception of an Event of Default specified in
Section 8.1(g) or (h) hereof, the Administrative Agent, at the direction of the Majority Lenders, shall (i) terminate the Commitment, and (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed under this Agreement, the Notes and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes, or the other Loan Documents to the contrary notwithstanding.

                (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(g) or (h) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment of the Lenders shall forthwith terminate, all without any action by any of the Administrative Agent and the Lenders or the Majority Lenders or the holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding.

                (c) The Administrative Agent, with the concurrence of the Majority Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                (d) The Administrative Agent shall have the right (but not the obligation) to operate the System in accordance with the terms of the Licenses and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days' after the Administrative Agent has begun to operate the System, the Administrative Agent may, after giving notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of the System. Such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, notwithstanding any limitation that might otherwise be imposed on Advances by the amount of the Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on the earlier of demand or the Maturity Date. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or at law. Each Borrower hereby irrevocably appoints the Administrative Agent, the true and lawful attorney of such Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the System in the exercise of the Administrative Agent's and the Lenders' rights under this Section 8.2(d).

                (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                    ARTICLE 9

                                   The Agents

         Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Note irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 Consultation with Counsel. The Administrative Agent may consult with such legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith.

         Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 Administrative Agent and Affiliates. With respect to the Commitment and the Loans, the affiliate of the Administrative Agent which is a Lender shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers, any Affiliates of, or Persons doing business with, the Borrowers, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders acknowledge that the Administrative Agent and its affiliates have other lending and investment relationships with the Borrowers and their Affiliates and in the future may enter into additional such relationships.

         Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrowers, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its gross negligence or willful misconduct. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrowers as such Lender may reasonably request.

         Section 9.7 Collateral. The Administrative Agent is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest except in compliance with Section 11.12 hereof.

         Section 9.8    Action by Administrative Agent.

                (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided, however, that the Administrative Agent shall not exercise any rights under Section 8.2(a) or (c) hereof without the request of the Majority Lenders. The Administrative Agent shall not incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

                (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

         Section 9.9 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its action pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 9.10 Responsibility Disclaimed. The Administrative Agent shall be under no liability or responsibility whatsoever as Administrative
Agent:

                (a) To any Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender of any of its or their obligations under this Agreement;

                (b) To any Lender, as a consequence of any failure or delay in performance by, or any breach by, (i) any Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Subsidiary of any Borrower or any other obligor under any Loan Document; or

                (c) To any Lender, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 9.11 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) pro rata according to the Lenders' respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.

         Section 9.12 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

                (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and their Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers and their Subsidiaries.

         Section 9.13 Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within ten (10) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 9.14 Arranging Agents and Syndication Agent. The Arranging Agents and Syndication Agents shall have no duties or obligations under this Agreement or the other Loan Documents in their respective capacities as Arranging Agents and Syndication Agents.


                                   ARTICLE 10

                             Change in Circumstances
                            Affecting LIBOR Advances

         Section 10.1 Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that deposits in dollars (in the applicable amount) are not being offered in the relevant market for such Interest Period, or if the Majority Lenders determine that the rate quoted by the Administrative Agent does not reflect the Lenders' actual cost of funding such Advance, the applicable Lenders shall forthwith give notice thereof to the Administrative Agent, the Borrowers and the other Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of such Lender or all of the Lenders, as applicable, to make such type of LIBOR Advances shall be suspended.

         Section 10.2 Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Advances, such Lender shall notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrowers, jointly and severally, shall repay in full the then outstanding principal amount of each affected LIBOR Advance of such Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected LIBOR Advances to such day. Concurrently with repaying each affected LIBOR Advance of such Lender so affected, notwithstanding anything contained in Article 2 hereof, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

         Section 10.3   Increased Costs.

                (a) If any applicable law, rule or regulation adopted or promulgated after the Agreement Date, or any change therein or in any law, rule or regulation existing as of the Agreement Date, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                        (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its LIBOR Advances, or its obligation to make LIBOR Advances (except for Taxes excluded under Section 2.9(b) hereof); or

                        (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage, special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London Interbank Borrowing Market any other condition affecting its obligation to make such LIBOR Advances or its LIBOR Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such LIBOR Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any of its Notes with respect thereto, then, on the earlier of a date within fifteen
(15) days after demand by such Lender or the Facility C Maturity Date, the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

                (b) A certificate of any Lender claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be presumptively correct in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, any Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected LIBOR Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section
2.10 hereof. Concurrently with prepaying such LIBOR Advances the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

         Section 10.4 Effects on Other Advances10.4 Effects on Other Advances10.4 Effects on Other Advances. If notice has been given pursuant to Sections 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make any type of LIBOR Advance, or requiring LIBOR Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as the LIBOR Advances affected shall be made instead as Base Rate Advances.

         Section 10.5 Claims for Increased Costs and Taxes10.5 Claims for Increased Costs and Taxes10.5 Claims for Increased Costs and Taxes. In the event that any Lender shall decline to make any LIBOR Advance pursuant to Section 10.1 or 10.2 hereof or shall have notified the Borrowers that it is entitled to claim compensation pursuant to Section 2.12 or 10.3 hereof (each such Lender being an "Affected Lender"), the Borrowers may designate a replacement bank (a "Replacement Lender") to assume the Commitments and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Note or Notes of such Affected Lender and such Affected Lender's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Lender, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, any amount which would be payable to such Affected Lender pursuant to Section 2.10, and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).

         Section 10.6 No Obligation to Match Fund. Notwithstanding the use by the Lenders of the Base Rate, LIBOR and the Federal Funds Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.


                                   ARTICLE 11

                                  Miscellaneous

         Section 11.1   Notices.

                (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out by telex or telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                (i)     If to the Borrowers, to them at:

                        Charter Communications, L.P.
                        Charter Communications II, L.P.
                        Charter Communications III, L.P.
                        Peachtree Cable TV, Inc.
                        12444 Powerscourt Drive
                        Suite 400
                        St. Louis, Missouri  63131
                        Attn:  Kent Kalkwarf

                        and a copy to:

                        CCP One, Inc.
                        CCP II, Inc.
                        CCP III, Inc.
                        12444 Powerscourt Drive
                        Suite 400
                        St. Louis, Missouri  63131
                        Attn:  Kent Kalkwarf

                        and with a copy to:

                        Paul, Hastings, Janofsky & Walker
                        600 Peachtree Street, N.E.
                        Suite 2400
                        Atlanta, Georgia  30308
                        Attn: Kevin Conboy, Esq.

                (ii)    If to the Administrative Agent, to it at:

                        Toronto Dominion (Texas), Inc.
                        909 Fannin, Suite 1700
                        Houston, Texas  77010
                        Attn: Manager, Agency
                        with a copy to:

                        TD Securities (USA) Inc.
                        31 West 52nd Street
                        New York, New York  10019
                        Attn: Bernadette Collins

                        and with a copy to:

                        Powell, Goldstein, Frazer & Murphy LLP
                        Sixteenth Floor
                        191 Peachtree Street, N.E.
                        Atlanta, Georgia  30303
                        Attn: Douglas S. Gosden, Esq.

          (iii) If to the Lenders, to them at the addresses set forth on
Schedule 11.1(a) attached hereto:

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

                (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to other parties.

         Section 11.2 Expenses. The Borrowers, jointly and severally, will promptly pay:

                (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder whether or not such Advance is made, including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel for the Administrative Agent;

                (b) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents (other than routine overhead expenses) and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent; and

                (c) all reasonable out-of-pocket costs and expenses of the Administrative Agent in obtaining performance under this Agreement or the other Loan Documents and in connection with any restructuring, refinancing or "work out" of the transactions contemplated hereby and thereby, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of any experts, agents, consultants and counsel for each of the Administrative Agent and the Lenders.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent and the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent and the Lenders are party, relating to the Borrowers.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrowers, against and on account of the obligations and liabilities of the Borrowers, to the Lenders or such holder under this Agreement, the Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether or not (a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the pro rata treatment provisions of Section 2.11 hereof. Upon direction by the Administrative Agent with the consent of the Majority Lenders, each Lender holding deposits of the Borrowers shall exercise its set-off rights as so directed. The Administrative Agent will notify the Borrowers after the exercise of set-off rights under this Section.

         Section 11.5   Assignment.

                (a) The Borrowers may not assign or transfer any of their rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

                (b) Each Lender may sell assignments of up to one hundred percent (100%) of its interest hereunder to (A) one or more affiliates of such Lender or any other Lender, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment shall relieve such Lenders from its obligations hereunder).

                (c) Each of the Lenders may at any time enter into assignment agreements (but not participations) with one or more other banks or other Persons pursuant to which each Lender may assign its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof; provided, however, that (1) all assignments (other than assignments described in clause (b) hereof) shall be in minimum principal amounts of $5,000,000 (unless after giving effect to all contemporaneous assignments to such Person, such Person has a minimum Commitment of $5,000,000), and (2) no Lender (other than the Lenders on the Agreement Date) may assign more than forty-nine percent (49%) of its initial interest hereunder, and (3) all assignments (other than assignments described in clause (b) hereof) shall be subject to the following additional terms and conditions:

                        (i) No assignment (except assignments permitted in Section 11.5(b) hereof) shall be sold without the prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld;

                        (ii) Any Person purchasing an assignment of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(l) hereof);

                        (iii) The Borrowers, the Administrative Agent, and the Lenders agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit S attached hereto. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment hereunder;

                        (iv) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of the making of any assignments of its interests hereunder;

                        (v) No assignment of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                        (vi) No such assignment may be made to any bank or other financial institution (A) that does not have a minimum capital and surplus of $500,000,000, (B) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed and (C) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

                        (vii) If applicable, each Lender shall cause each of its assignees to provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's position that no withholding by the Borrowers or the Administrative Agent for U.S. income tax payable by such Lender in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                (d) Nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                (e) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

         Section 11.6 Accounting Principles. All references in this Agreement to generally accepted accounting principles shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Governing Law. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10  Interest.

                (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by any Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under Applicable Law.

                (b) Notwithstanding the use by the Lenders of the Base Rate and LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

         Section 11.11 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by the Borrowers, except that in the event of (a) any reduction in the amount of the Commitment, (b) reduction of any repayment of the Loans provided for in Section 2.7 hereof or a reduction in the amount of any reduction of the Commitment provided for in Section 2.5 hereof, (c) any reduction of any principal, interest or fees due hereunder, (d) any postponement of the timing of payments of principal, interest and fees due hereunder, (e) any release (other than a release required under Section 7.4 hereof) or impairment of the value of any Collateral for the Loans, (f) any waiver of any Default due to the Borrowers' failure to pay any sum due hereunder, (g) any amendment of this Section 11.12 or of the definition of Majority Lenders, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrowers. In addition, no Lender's Commitment hereunder may be increased without the written consent of such Lender.

         Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrowers, the General Partners, or any of their Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.15 Recourse to Limited Partners. Except as otherwise provided by law, no Limited Partner shall be personally liable for the obligations of any Borrower hereunder or under any other Loan Document solely by reason of such Person's status as a Limited Partner.


                                   ARTICLE 12

                              Waiver of Jury Trial

         Section 12.1 Waiver of Jury Trial. EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ARRANGING AGENT AND EACH SYNDICATION AGENT HEREBY AGREES TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY

TYPE IN WHICH ANY BORROWER, ANY SUBSIDIARY OF ANY BORROWER, ANY GENERAL PARTNER, ANY LIMITED PARTNER, ANY MANAGER, AND ANY OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ARRANGING AGENTS AND THE SYNDICATION AGENTS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWERS:                     CHARTER COMMUNICATIONS, L.P.

                               By:  CCP One, Inc., its General Partner


                               By:  /s/ Kent Kalkwarf
                                   -------------------------------------
                                    Its:  Kent Kalkwarf
                                        --------------------------------
                                          Senior Vice President

                               CHARTER COMMUNICATIONS II, L.P.

                               By:  CCP II, L.P., its General Partner


                               By:  /s/ Kent Kalkwarf
                                   -------------------------------------
                                    Its:  Kent Kalkwarf
                                        --------------------------------
                                          Senior Vice President

                                        Its:


                               CHARTER COMMUNICATIONS III, L.P.

                               By:  CCP III, L.P., its General Partner


                               By:  /s/ Kent Kalkwarf
                                   -------------------------------------
                                    Its:  Kent Kalkwarf
                                        --------------------------------
                                          Senior Vice President

                               PEACHTREE CABLE TV, INC.


                               By:  /s/ Kent Kalkwarf
                                   -------------------------------------
                                    Its:  Kent Kalkwarf
                                        --------------------------------
                                          Senior Vice President







                                              CHARTER COMMUNICATIONS, L.P.
                                           CHARTER COMMUNICATIONS II, L.P.
                                          CHARTER COMMUNICATIONS III, L.P.
                                                  PEACHTREE CABLE TV, INC.
                                                            LOAN AGREEMENT

                                                          Signature Page 1

AGENTS AND LENDERS:           TORONTO DOMINION (TEXAS) INC., as
                              Administrative Agent and as a Lender


                              By:  /s/ Neva Nesbitt
                                  -------------------------------------
                                   Its: NEVA NESBITT
                                       --------------------------------
                                        VICE PRESIDENT


                              PNC BANK, NATIONAL ASSOCIATION, as an
                              Arranging Agent, a Syndication Agent and a Lender


                              By:
                                  -------------------------------------

                                   Its:
                                       --------------------------------

                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Arranging Agent, Syndication Agent and Lender


                              By:
                                  -------------------------------------

                                   Its:
                                       --------------------------------


                              By:
                                  -------------------------------------

                                   Its:
                                       --------------------------------





                                              CHARTER COMMUNICATIONS, L.P.
                                           CHARTER COMMUNICATIONS II, L.P.
                                          CHARTER COMMUNICATIONS III, L.P.
                                                  PEACHTREE CABLE TV, INC.
                                                            LOAN AGREEMENT

                                                          Signature Page 2